                                                                     EXHIBIT 2.1

                      -----------------------------------

                          PURCHASE AND SALE AGREEMENT

                              PURCHASE AND SALE OF
                        GENERAL PARTNERSHIP INTEREST IN
                               WESTCOAST ESTATES,
                        A CALIFORNIA GENERAL PARTNERSHIP

                      -----------------------------------



     Partners:      Grosvenor International (Westcoast
                    Estates) Limited, a California corporation

                                      and

                    P.I.C. Investments, a Nevada corporation



                                      and



     Buyer:         Northbrook Court I L.L.C., a Delaware
                    limited liability company

                                      and

                    Northbrook Court II L.L.C., a Delaware
                    limited liability company



                                  May 8, 1998

                      -----------------------------------

                          PURCHASE AND SALE AGREEMENT

                              PURCHASE AND SALE OF
                        GENERAL PARTNERSHIP INTERESTS IN
                               WESTCOAST ESTATES,
                        A CALIFORNIA GENERAL PARTNERSHIP

                      -----------------------------------



                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----

Recital of Fact.........................................................   1

1.   PURCHASE OF THE PARTNERSHIP INTERESTS..............................   4

2.   ESCROW AND CLOSING.................................................   7

3.   CONDITIONS AND INSPECTION..........................................  20

4.   CONDITIONS TO CLOSING..............................................  24

5.   ADDITIONAL OBLIGATIONS OF PARTIES..................................  25

6.   OPERATION OF PROPERTY..............................................  26

7.   TITLE AND WARRANTIES...............................................  27

8.   ASSIGNMENT.........................................................  34

9.   BROKERAGE COMMISSIONS..............................................  35

10.  NOTICES............................................................  35

11.  CONDEMNATION AND DESTRUCTION.......................................  36

12.  DEFINED TERMS......................................................  37

13.  MISCELLANEOUS......................................................  41


                               TABLE OF EXHIBITS
                               -----------------

                                                     Page First
                                                      Mentioned
                                                      ---------
Exhibit A - Partnership Agreement......................    1
Exhibit B - Real Property..............................    2
Exhibit C - Reciprocal Operating Agreement and Proposed
              Fifth Amendment to REA ("REA")...........    2
Exhibit D - Rent Schedule and Security Deposits........    3
Exhibit E - Personal Property..........................    3
Exhibit F - Service Contracts and Third Party Contracts    3
Exhibit G - PIC Partnership Assignment.................    8
Exhibit H - Grosvenor Partnership Assignment...........    8
Exhibit I - Form of Tenant Estoppel Certificate........    8
Exhibit J - Partners' Estoppel Certificate.............    8
Exhibit K - Form of Anchor Estoppel Certificate........    8
Exhibit L - FIRPTA CERTIFICATE.........................    9
Exhibit M - Opinion of Partners' Counsel...............    9
Exhibit N - Opinion of Buyer's Counsel.................   10
Exhibit O - Mechanics Lien Claims......................   11
Exhibit P - Title Commitment...........................   11
Exhibit Q - Pending Leases.............................   19
Exhibit R - Management Agreement.......................   19
Exhibit S - Termination of Management Agreement........   19
Exhibit T - 1998 Capital Expenditures Statement........   20
Exhibit U - Schedule of Reports and Studies............   28
Exhibit V - Schedules of Regulatory Compliance.........   28
Exhibit W - Environmental Disclaimer...................   29
Exhibit X - Asbestos Reports...........................   29
Exhibit Y - Pending Litigation.........................   30

                          PURCHASE AND SALE AGREEMENT

                              PURCHASE AND SALE OF
                        GENERAL PARTNERSHIP INTERESTS IN
                               WESTCOAST ESTATES,
                        A CALIFORNIA GENERAL PARTNERSHIP
                        --------------------------------

     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made by and among GROSVENOR INTERNATIONAL (WESTCOAST ESTATES) LIMITED, a California corporation ("Grosvenor"), and P.I.C. INVESTMENTS, a Nevada corporation ("PIC"), and Northbrook Court I L.L.C., a Delaware limited liability company ("NCI"), and Northbrook Court II L.L.C., a Delaware limited liability company ("NCII") (NCI and NCII are hereinafter jointly referred to as "Buyer").

                                Recital of Fact

I.   The Partnership

     P.I.C. Investments, a Nevada corporation, is the successor in interest to W.E. Investments Limited, N.V., a Netherlands Antilles corporation, as the owner of an eighty percent (80%) general partnership interest in Westcoast Estates, a California general partnership (hereinafter referred to as the "Partnership"). Grosvenor International (Westcoast Estates) Limited, a California corporation, is the successor-in-interest to Grosvenor International California, Ltd., a California corporation, as the owner of a twenty percent (20%) general partnership interest in the Partnership. PIC and Grosvenor are hereinafter sometimes referred to individually as a "Partner" and, jointly, as "the Partners". PIC's eighty percent (80%) general partnership interest in the Partnership and Grosvenor's twenty percent (20%) general partnership interest in the Partnership are sometimes hereinafter individually referred to as "a Partnership Interest" and, jointly, as "the Partnership Interest". The Partnership was formed pursuant to those certain Articles of General Partnership of Westcoast Estates dated February 15, 1980 among Grosvenor International, California, Ltd. (predecessor to Grosvenor) and W.E. Investments Limited, N.V., a Netherlands Antilles corporation (predecessor to PIC) (the "Partnership Agreement"). The Partnership Agreement was amended by that certain Amendment No. 1 to California General Partnership Agreement dated June 26, 1985, by that certain Amendment No. 2 to California Partnership Agreement dated December 17, 1986, by that certain Amendment No. 3 to California Partnership Agreement dated June 10, 1987 and by that certain Amendment No. 4 to Agreement and Articles of General Partnership dated June 1, 1996. A true, complete and correct copy of the Partnership Agreement, as amended, is attached hereto as Exhibit "A".

II.  The Mall
     --------

     Northbrook Court Shopping Center (the "Mall") is a fully-enclosed, two-level regional shopping center and two improved out parcels (the "Out Parcels") containing a total of approximately 995,500 square feet of improvements. The Mall has four anchor retail operations (jointly, the "Anchors" and individually, an "Anchor") who are "Lord & Taylor", "Marshall Fields", "Neiman Marcus", and "General Cinema". The Mall is located on approximately 103.50 acres of land and is located in Northbrook, Illinois. A portion of the Mall and the real property on which it is located are owned by Marshall Field's and Neiman Marcus, who severally own a total of approximately 410,000 square feet of gross leasable area of the Mall and various parking lots on approximately 24.58 acres. The Partnership is the owner of the remaining portion of the Mall commonly known as the Mall Stores, the Out Parcels, the Lord & Taylor Store and the General Cinema (as hereinafter defined, the "Improvements") composed of approximately 585,000 square feet of gross leasable area and a parking lot area, which collectively are located on approximately 78.92 acres of land, which is more particularly described on Exhibit "B" attached hereto and incorporated herein by reference (such real property together with all easements, rights, licenses, privileges rights-of-way, mineral rights and royalties, hereditaments and any other real property rights and interests appurtenant thereto, are hereinafter collectively referred to as the "Real Property").

III. Reciprocal Easement Agreement
     -----------------------------

     The Mall and the parking areas owned by the Anchors and the Partnership are governed by that certain Construction, Operation and Reciprocal Easement Agreement for the Mall dated June 17, 1975, amended on February 16, 1976 by that certain First Amendment to Reciprocal Easement Agreement, on August 30, 1978 by that certain Second Amendment to Reciprocal Easement Agreement, on November 2, 1983 by that certain Third Amendment to Reciprocal Easement Agreement and on October 6, 1995 by that certain Fourth Amendment to Operating Agreement (the Construction, Operation and Reciprocal Easement Agreement, as amended, is hereinafter referred to as the "REA"). As of the date hereof, a Fifth Amendment to REA ("Fifth Amendment") has been approved and is being circulated for execution by the Partnership, Neiman Marcus Group (as successor to Carter Hawley
Hale), Dayton Hudson (successor by merger to Marshall Field, which is the successor to J.C. Penney) and May Department Stores; the Fifth Amendment to REA when executed and recorded will be included in the term "REA". A description of the REA is attached hereto as Exhibit "C".

IV.  Property Owned by the Partnership
     ---------------------------------

     The property owned by the Partnership includes all of the Partnership's right, title and interest in:

     A.   The Real Property

     B. All buildings, structures, fixtures, facilities, installations, machinery, equipment and other improvements situated on the Real Property (the "Improvements") and all easements, rights, titles and interests appurtenant thereto;

     C. All retail leases, license agreements and possession agreements affecting the Real Property and Improvements together with any additions, modifications or amendments thereof entered into in accordance with the provisions of this Agreement (the "Leases"), which Leases are more particularly described on Exhibit "D" attached hereto and incorporated herein by reference (the "Rent Schedule");

     D. The promissory note from Neiman Marcus in the original principal amount of $3,000,000 and all equipment, furniture and fixtures and other personal property used in conjunction with the operation of the Real Property and Improvements (other than equipment, furniture and fixtures owned by Tenants under the Leases, the Anchors or the property manager,) including the items described on Exhibit "E" attached hereto and incorporated herein by reference (the "Personal Property"), subject to depletions, replacements or additions thereto in the ordinary course of business of the Real Property and Improvements and any lease interest therein;

     E. The third party contracts or agreements pertaining to the Real Property or Improvements, such as service or utility contracts, which are more particularly described on Exhibit "F" attached hereto and incorporated herein by reference (the "Service Contracts").

     F. The interest of the Partnership in all intangible personal property owned by the Partnership and used in the operation of the Real Property and the Improvements, including (i) warranties, guaranties, indemnities and claims, (ii) licenses, permits, or similar documents, (iii) telephone exchanges, trade names, marks and other identifying material, including without limitation all right, title and interest (if any) of the Partnership in and to the name "Northbrook Court Shopping Center", (iv) plans, drawings, specifications, surveys, engineering reports, and other technical descriptions, (v) all records, books of account and papers of the Partnership relating to the construction, ownership and operation of the Property, including without limitation, architect's drawings, blue prints and as-built plans, maintenance logs, copies of warranties and guaranties, licenses and permits, instruction books, employee manuals, records and correspondence relating to insurance claims, financial statements, operating budgets, paper and electronic media copies of data and other information relating to the Property available from personal computers, structural, mechanical, geotechnical or other engineering studies, soil test reports, environmental reports, underground storage tank reports, feasibility studies, appraisals, ADA surveys or reports, OSHA asbestos surveys, marketing studies, mall documents and compilations, lease summaries and originals and/or copies of Leases, the REA and the Contracts and correspondence related thereto (collectively the "Books and Records"), all of which together are sometimes hereinafter referred to as the "Intangible Assets".

     G. All right, title and interest of the Partnership under the REA (the Partnership's "REA Interest").

     The Partnership's right, title and interest in the Real Property, the Improvements, the Leases, the Personal Property, the Service Contracts, the Intangible Assets and the Partnership's REA Interest are hereinafter collectively referred to as the "Property". The effective date of this Agreement (the "Effective Date") shall be the date the second of Buyer or the Partners executes this Agreement and delivers the fully-executed Agreement to the other party.

     PIC desires to sell and transfer its Partnership Interest to NCI and NCI desires to purchase and acquire the Partnership Interest of PIC on the terms and conditions herein set forth. Grosvenor desires to sell and transfer its Partnership Interest to NCII and NCII desires to purchase and acquire the Partnership Interest of Grosvenor on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the Partners and Buyer hereby agree as follows:

     1.   PURCHASE OF THE PARTNERSHIP INTERESTS.
          -------------------------------------

          1.1  The Partnership Interests.  PIC shall sell the PIC Partnership
               -------------------------
Interest to NCI and NCI shall acquire and accept the PIC Partnership Interest from PIC upon the terms and conditions hereinafter set forth. Grosvenor shall sell the Grosvenor Partnership Interest to NCII and NCII shall acquire and accept the Grosvenor Partnership Interest from Grosvenor upon the terms and conditions hereinafter set forth.

          1.2  Purchase Price.  The total purchase price for the Partnership
               --------------
Interests ("Purchase Price") shall be One Hundred Forty-Eight Million Dollars ($148,000,000), as adjusted by the following:

          (a) The subtraction of the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) pursuant to the I. Magnin/GCC Adjustment, as provided in
Section 2.3(h).

          (b) The addition of the aggregate amount of the book value of cash and cash equivalents and prepaid expenses of the Partnership as of the date of closing. Accounts receivable will be distributed from the Partnership to the Partners prior to the Close of Escrow.

          (c) The subtraction of the aggregate amount of all accounts payable, accrued employee bonuses, payroll taxes withheld and accrued, deposits by tenants, of the Partnership as of the date of closing. As of the Close of Escrow, Notes payable to Partners will be canceled and treated as a contribution to equity.

          (d) The proration (as provided herein) of all real and personal property taxes, assessments, rents (including percentage rentals) and interest, and charges for water, electricity, steam, gas and telephone and telegraph equipment rental, as applicable.

          (e) For the purposes of calculations for the Close of Escrow, the adjustments provided in subparagraphs (a), (b) and (c) above shall be initially calculated as of the Close of Escrow based on the Partners' good faith estimate thereof, subject to a final adjustment to be made as of 12:00 midnight, May 8, 1998. The parties shall attempt to fix the day of Close of Escrow to correspond with the end of an accounting month or other convenient accounting date to facilitate ease of such accounting adjustments. Such final adjustment shall be determined from a Closing Balance Sheet prepared as provided below which Closing Balance Sheet shall be approved by Buyers, which approval shall not be unreasonably withheld. It is intended that the final adjustments to the Purchase Price based on the adjustments provided in this subparagraph (d) shall be made within sixty (60) days after the date of the Close of Escrow or as soon as such adjustments can reasonably be calculated.

          (f) As soon as practicable after the Close of Escrow, the Partners shall without charge prepare an audited Closing Balance Sheet of the Partnership. Such Closing Balance Sheet for the Partnership shall be prepared in accordance with the prior practices and standards utilized by the Partnership's accountants in the preparation of audited statements for the Partnership. The final adjustments pursuant to this paragraph will be based on the Closing Balance Sheets and, when delivered by the Partners, will be true and correct in all substantial and material respects and will be certified by the Partners to be true and correct to the best of their knowledge.

          (g) Prorations, as provided herein, which are not calculated and paid until the time periods set forth below, shall be paid in accordance with the provisions set forth herein.

          1.3  Payment of Purchase Price.  The Purchase Price as set forth in
               -------------------------
Section 1.2 shall be paid as follows:

          (a) On the Effective Date, Buyer shall deliver an initial deposit to Near North National Title Corporation ("Escrow Holder"), 222 N. LaSalle Street, Chicago, Illinois, 60601, Attn: Cindy O'Donohue in escrow (as hereinafter defined, the "Escrow") in the sum of Two Million Nine Hundred Sixty Thousand Dollars ($2,960,000). After satisfaction or waiver of the conditions to Buyer's obligations listed in Section 3.1, Buyer shall deliver to Escrow Holder an additional deposit of One Million Four Hundred Eighty Thousand Dollars ($1,480,000). The initial deposit, the additional deposit and all interest accrued thereon are hereinafter referred to as the "Deposit". The Deposit shall be paid into an interest-bearing account, which interest shall accrue for the benefit of Buyer up to and including the close of escrow (as hereinafter defined, the "Close of Escrow") and on the Close of Escrow, the Deposit plus interest accrued thereon shall be credited against the Purchase Price. If this Agreement is terminated by Buyer in accordance with its terms, Buyer shall be entitled to the return of the Deposit plus interest accrued thereon.

          IF BUYER DEFAULTS FOR ANY REASON WHATSOEVER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND SUCH DEFAULT IS NOT CURED WITHIN TEN (10) DAYS AFTER WRITTEN NOTICE THEREOF FROM THE PARTNERS TO BUYER, AND THE PARTNERS ARE NOT IN DEFAULT, THE PARTNERS SHALL HAVE THE RIGHT TO RETAIN THE DEPOSIT PLUS ANY INTEREST EARNED THEREON AS THE PARTNERS' DAMAGES FOR BUYER'S DEFAULT. BUYER AND THE PARTNERS AGREE THAT THEY HAVE MADE GOOD FAITH REASONABLE EFFORTS TO DETERMINE WHAT THE PARTNERS' DAMAGES WOULD BE IN THE EVENT OF A DEFAULT BY BUYER. THE PARTNERS AND BUYER HAVE BEEN UNABLE TO ARRIVE AT ANY MEANINGFUL FORMULA OR MEASURE OF DAMAGES FOR BUYER'S DEFAULT AND HAVE THEREFORE AGREED THAT SUCH DAMAGES WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE IN THE EVENT OF BUYER'S DEFAULT. THE DEPOSIT SHALL BE LIQUIDATED DAMAGES AND SHALL BE THE PARTNERS' SOLE RIGHT TO DAMAGES AND THE PARTNERS WAIVE ALL RIGHT TO SPECIFIC PERFORMANCE, CONSEQUENTIAL DAMAGES, PUNITIVE DAMAGES OR ANY OTHER REMEDY.

          BY INITIALING OR SIGNING WHERE INDICATED BELOW, THE PARTIES SPECIFICALLY APPROVE THIS LIQUIDATED DAMAGES PROVISION.

PARTNERS:  _______________          BUYER:  _______________

     If the Partners default for any reason whatsoever in the performance of their respective obligations under this Agreement and such default is not cured within ten (10) days after written notice thereof from Buyer to the Partners, and Buyer is not in default, then at Buyer's sole and exclusive option either
(i) upon notice to Escrow Holder the Deposit shall be immediately returned to Buyer and thereupon this Agreement shall terminate and this Agreement shall be of no further force or effect, or (ii) Buyer shall have the right to pursue an action for specific performance of the terms of this Agreement.

          (b) The balance of the Purchase Price, plus or minus prorations, shall be deposited together with Buyer's portion of the closing costs and reimbursements required hereunder, in immediately available funds to a bank account designated by Escrow Holder on or before the Close of Escrow and shall be paid toward the Purchase Price at the Close of Escrow.

     2.   ESCROW AND CLOSING.
          ------------------

          2.1  Escrow.  The closing of the purchase and sale of the Property
               ------
shall take place at the offices of Buyer's counsel, Neal Gerber & Eisenberg, Two North LaSalle Street, 21st Floor, Chicago, Illinois, 60602, Attn: Reuben C. Warshawsky.

          2.2  Closing.  The closing of the Escrow (the "Closing" or the "Close
               -------
of Escrow") shall occur on May 8, 1998 (the "Closing Date") or such other date as the parties shall mutually agree.

          2.3 The Close of Escrow shall be in accordance with the following terms, conditions and restrictions:

               (a) Escrow Authorization and Commitment of Parties. A fully-
                   ----------------------------------------------
executed copy of this Agreement shall be deposited with Escrow Holder as escrow instructions within ten (10) days of the date hereof. Amended and/or additional instructions ("Additional Escrow Instructions") not inconsistent with the terms and conditions of this Agreement may be received into Escrow from Buyer and the Partners. Escrow Holder is hereby authorized and instructed to deliver the documents and moneys to be deposited into Escrow as hereinafter provided, with the terms and conditions contained herein to apply to the Escrow. The Partners and Buyer shall, prior to Close of Escrow, execute any and all documents and perform any and all acts reasonably necessary or appropriate to close the transactions pursuant to the terms of this Agreement.

               (b) Documents to be Deposited with Escrow Holder by the Partners.
                   ------------------------------------------------------------
On or before the Close of Escrow, the Partners shall deposit into Escrow for delivery to Buyer upon the close hereof (the "Partners' Closing Documents"):

          (i) An instrument of assignment (the "Assignment of PIC's Partnership Interests") in the form attached hereto as Exhibit "G" assigning to NCI all of PIC's Partnership interest in the Partnership;

          (ii) An instrument of assignment (the "Assignment of Grosvenor's Partnership Interest") in the form attached hereto as Exhibit "H" assigning to NCII all of Grosvenor's Partnership interest in the Partnership;

          (iii) As a condition to closing an estoppel certificate ("Tenant Estoppel Certificate"), in the form attached hereto as Exhibit "I", dated on or after March 1, 1998 executed by each tenant of space within the Property (excluding Anchors). The form of estoppel certificate shall be modified to complete the relevant information for the respective lease and may be modified by or for the respective tenants to delete or modify provisions which such tenants reasonably assert are not required by the estoppel certificate under their respective leases (such deletions or modifications to be subject to Buyer's approval), but such estoppel certificate shall contain no statement or information which is materially inconsistent with the provisions of such tenant's lease as delivered to Buyer. If the Partners are unable to obtain such estoppel certificates from all of the tenants of the Property (excluding Anchors) but if the Partners obtain a Tenant Estoppel Certificate from tenants whose total aggregate gross leasable area is not less than seventy percent (70%) of the total aggregate gross leasable occupied area (excluding, however, Anchors and short term kiosk license agreements or other short term specialty leases or licenses with a term of one (1) year or less), then in satisfaction of the condition of providing Tenant Estoppel Certificates the Partners shall execute and deliver a Partners' estoppel ("Partners' Estoppel Certificate") as a condition to closing in the form of Exhibit "J" attached hereto with respect to space for which Tenant Estoppel Certificates were not received from tenants.
The certifications contained in the Partners' Estoppel Certificate shall survive the Closing; provided, however, any Tenant Estoppel Certificate received by Buyer after the Close of Escrow shall enable the Partners to remove their certification with respect to the Tenant for which the Tenant Estoppel Certificate is received to the extent that such Tenant Estoppel Certificate confirms the information set forth in Partners' Estoppel Certificate. Buyer shall use Buyer's best efforts to assist the Partners in obtaining the Tenant Estoppel Certificates.

          (iv) Estoppel certificates (the "Anchor Estoppel Certificates"), in the form attached hereto as Exhibit "K", from Lord & Taylor, Marshall Fields (Dayton Hudson) and Neiman Marcus, and from the ground lessees, General Cinema and Lord and Taylor in the form attached as Exhibit "I", in each case dated on or after March 1, 1998. The Partners and Buyer shall use their best efforts to obtain such estoppel certificates. The delivery of the Anchor Estoppel Certificates shall be a condition precedent to Closing.

          (v) A FIRPTA Certificate, in the form attached hereto as Exhibit "L", duly executed and acknowledged by each Partner.

          (vi)    Closing Statements duly executed by the Partners.

          (vii)   An updated, revised litigation schedule.

          (viii) Evidence of authority of each Partner to execute, and perform under the terms of this Agreement.

          (ix) A written certificate executed by the Partners and addressed to Buyer to the effect that all of the representations and warranties of the Partners herein contained in Section 7.1 are true and correct in all material respects as of the Closing Date with the same force and effect as though remade and repeated in full on and as of the Closing Date or stating the specific respects, if any, in which any of the representations and warranties is untrue.

          (x) Certificate issued by the Secretary of State of the state of incorporation of each Partner, dated not more than ten (10) days prior to the Closing Date, certifying the good standing of each Partner.

          (xi) Copies of the Articles of Organization of each Partner and any amendments thereto, certified by the Secretary of State of their respective states of incorporation, as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of an officer of such Partner to the effect that the Articles of Organization thereof, as certified by the Secretary of State aforesaid, have not been further amended, revised, restated, canceled or rescinded up to and including the Closing Date.

          (xii) An opinion or opinions of counsel for each Partner dated as of the Closing Date, in the form of Exhibit "M" attached hereto and otherwise in form and substance reasonably acceptable to Buyer.

          (xiii) An updated Rent Schedule showing amounts payable as of the Closing Date or a date not more than five (5) days prior thereto.

          (xiv) The instruments, documents or certificates as are customarily required by the Title Company to be executed or provided by the Partners as a condition to the issuance of the Title Policy at the Closing pursuant to the Title Commitment, including, without limitation, owner's affidavits, mechanics' lien affidavits, personal undertakings and ALTA Statements.

          (xv) All additional documents, instruments, amendments or supplements as in the reasonable opinion of Buyer's and the Partners' counsels and their respective representatives are necessary for the proper consummation of the transactions contemplated by this Agreement.

The original Leases, or copies, if originals are unavailable, of all Licenses and Permits, the plans and specifications for the Improvements, to the extent available, the Books and Records and all keys and entrance cards in the Partners' possession to all locks on the Property, tagged for identification, shall remain at the Property in the offices of the Property staff.

               (c)  Documents to be Deposited with Escrow Holder by Buyer.  On
                    -----------------------------------------------------
or before the Close of Escrow, Buyer shall deposit the following into Escrow.

                    (i) Evidence of the authority of Buyer to execute and perform this Agreement.

                    (ii)   A Closing Statement duly executed by Buyer.

                    (iii) An opinion or opinions of counsel for Buyer dated as of the Closing Date, in the form of Exhibit "N" attached hereto and otherwise in form and substance reasonably acceptable to the Partners.

                    (iv) All additional documents, instruments, amendments or supplements as in the reasonable opinion of the Partners' and Buyer's counsel and their respective representatives are necessary for the proper completion of the transactions contemplated by this Agreement.

               (d)  Sums to be Deposited with Escrow Holder by Buyer.  On or
                    ------------------------------------------------
before the Close of Escrow, Buyer shall deposit with Escrow Holder the sums as provided in Section 1.3, together with all additional documents, instruments, amendments or supplements as in the reasonable opinion of Buyer's and the Partners' counsels and their respective representatives are necessary for the proper consummation of the transactions contemplated by this Agreement.

          (e) Title Insurance.  Ticor Title Insurance Company ("Title Company")
              ---------------
shall furnish to Buyer an American Land Title Association owners policy of title insurance (together with reinsurance and direct access agreements reasonably acceptable to Buyer) (the "Title Policy") in the amount of the Purchase Price from the Title Company, insuring fee title to the Property vested in Buyer as of the Close of Escrow, subject only to the matters approved by Buyer as provided herein (the "Permitted Exceptions") with extended coverage endorsement over the standard printed exceptions and containing the following endorsements: Zoning
3.1 with parking, a location endorsement insuring accuracy of the Survey (as hereinafter defined), an access endorsement, a contiguity endorsement, a tax parcel endorsement, a non-imputation endorsement and an endorsement insuring that there are no violations of covenants or restrictions of record, if available. The cost of the base Title Commitment, Title Policy and all search charges shall be borne equally by Buyer and the Partners. The Property is subject to various mechanics liens relating to tenant improvement work contracted for by tenants which liens are more specifically listed on Exhibit "O" attached hereto (the "Mechanics Liens"). The Partners will credit the Buyers for the sums which the Partnership is obligated to expend for the mechanics liens listed as items 42, 43, 44, and 55 (the "Credit"). Buyers will use appropriate and customary measures to compel the tenants responsible for the mechanics liens to discharge such liens. If Buyers are unsuccessful in resolving such liens after application of the Credit and other security held by Buyers for discharge of such liens, if any, then the Partners shall pay Buyers such unreimbursed lien claims in conjunction with the Final Closing adjustment (as provided herein). In order to facilitate Buyer's financing at Closing the Partners will enter into an indemnity agreement with the Title Company with respect to the Mechanics Liens. The cost of the endorsements shall be borne solely by Buyer.

          Attached hereto as Exhibit "P" is the Title Commitment issued by the Title Company showing the state of title of the Property. Buyer shall have no obligation to accept or approve any exceptions on the Title Commitment except to the extent mentioned above. Buyer will notify the Partners within five (5) days of Buyer's objections to any of the exceptions to title. Buyer and the Partners will act in good faith to resolve any unacceptable title exceptions. If the Partners do not agree to remove any title exceptions which are unacceptable to Buyer, then Buyer's sole right is to accept such item without discount or credit and close this transection or terminate this agreement for failure of condition precedent, in which case Buyer shall be entitled to a full refund of Buyer's Deposit. If after Buyer's approval of the Title Commitment any additional items except the Permitted Exceptions are shown in the Title Policy to be provided to Buyer hereunder and the Partners fail to remove the same or cause the Title Company to insure over such item by endorsement approved by Buyer prior to the Close of Escrow, Buyer shall have the right to either (x) complete the transactions hereunder and accept the effect of the additional items; provided, however, that Buyer shall thereupon have the right to deduct from the Purchase Price the amount of any such additional item which is a monetary lien of a fixed and ascertainable amount not in excess of Five Hundred Thousand Dollars ($500,000); or (y) terminate the Escrow as Buyer's sole and exclusive remedy prior to the Close of Escrow and the Deposit and all interest earned thereon shall be returned to Buyer in full. The Partners shall remove or insure over any monetary liens which show as an exception to the Title Commitment and not approved above. The Partners shall execute and deliver such affidavits as may reasonably be required by the Title Company, including an affidavit to enable the Title Company to limit any exception in policies for "rights of Tenants or rights of parties in possession" to the "occupancy rights of Tenants as Tenants only under the space leases with no right or option to purchase the Property or any portion thereof" listed in the current schedule to be delivered by the Partners to Buyer at the Close of Escrow as provided herein. At least ten (10) business days prior to the date of the Close of Escrow, the Title Company shall furnish Buyer with a pro forma of each Title Policy
                                         --- -----
(including all of the co-insurance, reinsurance and direct access agreements which constitute part thereof) substantially as the Title Company is prepared (subject to events occurring after the date and time of such pro forma and prior
                                                             --- -----
to Close of Escrow) to bind itself to issue as the Title Policy.

          (f) Survey.  The Partnership has delivered to Buyer an ALTA Survey of
              ------
the Mall prepared by Gremley & Biedermann dated March 27, 1998 (the "Survey").

          (g) Duties of Escrow Holder.  On the Close of Escrow, Escrow Holder
              -----------------------
shall (1) deliver to Buyer the Assignment of PIC's Partnership Interest, the Assignment of Grosvenor's Partnership Interest, and the Title Policy, (2) deliver to the Partners the cash proceeds in accordance with the Closing Statement, and (3) forward to Buyer and the Partners, in duplicate, an accounting of all funds received and disbursed and copies of all executed documents deposited into Escrow.

          (h) Prorations - General.  All rentals, revenues and other income of
              --------------------
the Property, if any, and all utilities, real estate taxes, maintenance charges and other regular operating expenses of the Property, if any, shall be paid or shall be prorated between the Partners and Buyer in accordance with the provisions set forth in Sections 2.3(h) through (q) inclusive. Buyer and Partners acknowledge that some or all of the tenants under Leases and the Anchors may claim or be entitled to adjustments of past or future CAM (common area maintenance) obligations and real property tax and assessment reimbursement obligations based upon the termination of the I. Magnin lease

(the area currently leased by General Cinema) and the General Cinema lease. The parties have adjusted the purchase price (the "I. Magnin/GCC Adjustment") due to current claims and potential future claims for repayment of past CAM charges and reduction of future CAM obligations and past real property tax and assessment reimbursement charges and reduction of future real property tax and assessment reimbursement obligations. In consideration of the I. Magnin/GCC Adjustment, Buyer releases Partners for any such claims or liabilities relating to CAM and real property tax reimbursement charges and adjustments for tenants or Anchors relating to the I. Magnin termination and the General Cinema leasing and no proration, credit or adjustment shall be made in regard to claims, losses, costs, damages, refunds or liabilities incurred by Buyer in regard thereto. For purposes of the prorations and adjustments to be made, Buyer shall be deemed to own the Property and therefore shall be entitled to any revenues and responsible for any expenses for the entire day upon which the Closing occurs. Any apportionments and prorations which are not expressly provided for below shall be made in accordance with the customary practice in the metropolitan Chicago, Illinois area. The Partners and Buyer shall cause their accountants to prepare the schedules of adjustments (the "Closing Statement") prior to the Proration Date. Any net adjustment in favor of Buyer shall be paid in the form of a credit to the Purchase Price. Any net adjustment in favor of the Partners shall be paid in cash or cash equivalent by Buyer to the Partners at Closing. A copy of the Closing Statement agreed upon by the Partners and Buyer shall be executed by both the Partners and Buyer and delivered to the Title Company at the Closing. All Rentals received by the Partners or any of its affiliates or its general partners related to any period after the Proration Date shall be immediately paid to Buyer. The parties shall make an interim closing adjustment (the "Interim Closing Adjustment") on July 31, 1998 and a final closing adjustment (the "Final Closing Adjustment") on October 1, 1999. The Interim Closing Adjustment and the Final Closing Adjustment are jointly referred to as the "Closing Adjustments".

               (i) Prorations - Rentals.  Rentals shall be prorated upon the
                   --------------------
Closing in accordance with the following provisions.

                   (i) Minimum Rent.  Subject to Subsection 2.3(g)(iv) below
                       ------------
with respect to Delinquent Rentals, Minimum Rent shall be prorated between the Partners and Buyer as of the Proration Date on an accrual basis based on the actual number of days in the month during which the Closing occurs. The Partners shall be entitled to all Minimum Rent which accrues up to and including the Proration Date and Buyer shall be entitled to all Minimum Rent which accrues after the Proration Date.

          (ii)   Additional Rental.  Subject to Subsection 2.3(i)(iv) below with
                 -----------------
respect to Delinquent Rentals, and Section 2.3(m) with respect to the Closing Adjustments, estimated monthly or quarterly payments made by Tenants of the Property, or parties to the REA, in advance based upon projected Additional Rentals shall be prorated between the Partners and Buyer as of the Proration Date on an accrual basis based on the actual number of days in the month during which the Closing occurs. The Partners shall be entitled to all Additional Rent which accrues up to and including the Proration Date and Buyer shall be entitled to all Additional Rent which accrues after the Proration Date.

          (iii)  Percentage Rent.  Percentage Rent (if any) payable by a Tenant
                 ---------------
under each Lease shall be separately prorated as of the Proration Date between the Partners and Buyer in the manner provided in this Subsection 2.3(g)(iii). Such proration shall be made on a Lease-by-Lease basis and shall be based upon the fiscal year set forth in each Lease for the determination of Percentage Rent. The actual fiscal year for Percentage Rent during which the Closing occurs is hereinafter referred to as the "Applicable Percentage Rent Fiscal Year". To the extent a Tenant makes monthly or quarterly interim payments on account of Percentage Rent, the Partners shall initially retain all such interim payments of Percentage Rent received by the Partners up to and including the Proration Date until a Closing Adjustment occurs and Buyer shall initially retain all such interim payments of Percentage Rent received by Buyer after the Proration Date until a Closing Adjustment occurs. At each Closing Adjustment, the Partners and Buyer shall prorate the total annual Percentage Rent due from a Tenant for such Tenant's Applicable Percentage Rent Fiscal Year as follows: (a) the Partners shall be entitled to the portion of the Percentage Rent payable by each Tenant equal to the product obtained by multiplying the total annual Percentage Rent paid by each such Tenant by a fraction, the numerator of which is the number of days in the Applicable Percentage Rent Fiscal Year up to and including the Proration Date and the denominator of which is the number of days in the Applicable Percentage Rent Fiscal Year; and (b) Buyer shall be entitled to the portion of the Percentage Rent payable by each Tenant equal to the product obtained by multiplying the total annual Percentage Rent paid by each such Tenant by a fraction, the numerator of which is the number of days in the Applicable Percentage Rent Fiscal Year after the Proration Date and the denominator of which is the number of days in the Applicable Percentage Rent Fiscal Year.

          (iv)   Delinquent Rental.  As used herein, "Delinquent Rentals" means
                 -----------------
Rentals which are due and payable by a Tenant on or prior to the Proration Date but which have not been paid by the Proration Date. Delinquent Rentals shall be prorated between the Partners and Buyer as of the Proration Date, but not
until they are actually collected by Buyer. Buyer shall have the right after the Closing to collect Delinquent Rentals relating to the period prior to the Proration Date, but shall not be obligated to do so. Upon the Final Closing Adjustment, any Delinquent Rentals which have not as yet been paid shall be assigned to the Partners. After the Closing and continuing through and after the Final Closing Adjustment, without the express written consent of Buyer, the Partners shall not take, nor cause Buyer to take, any action against a Tenant owing Delinquent Rentals which would affect such Tenant's right to occupy its leased premises. Rentals collected by Buyer after the Closing, shall be applied in the following order of priority: (a) first, to the particular rental obligation, if any, for which the Tenant designates the payment has been made (e.g., by a notation on the Tenant's check or in an accompanying cover letter or
-----
if the payment is made in response to an invoice submitted to the Tenant); and
(b) secondly, against the Tenant's Rental obligations in reverse chronological order in which they accrue. All Delinquent Rentals received by Buyer or any of its affiliates after the Proration Date shall be immediately applied in accordance with the above and any amount owing to the Partners shall be immediately paid upon application, less the amount of any management fee or compensation paid or due with respect to such Delinquent Rentals; however, in no event later than thirty (30) days after collection.

               (A) The Partners shall have the right to commence litigation against the Tenants owing Delinquent Rents (the "Delinquent Tenants") to collect the Delinquent Rentals, which pursuant to the above, the Partners are entitled to as and when collected. The Partnership shall assign to the Partners the necessary rights under the subject leases to commence such litigation. The Partners may proceed with counsel of their own choosing, and at its own expense, to collect any such Delinquent Rentals due by the Delinquent Tenants which are allocable to the Partners, provided that the Partners shall not seek (i) termination of any Lease; (ii) eviction of any Delinquent Tenant; nor (iii) to levy against the Delinquent Tenant's interests in the Lease, all without the prior written consent of Buyer.

               (B) If a Delinquent Tenant owes Delinquent Rental which is properly allocable to both the Partners and Buyer, the Partners and Buyer shall cooperate in collecting such Delinquent Rental. If the Partners desire to commence litigation as to Delinquent Rentals properly allocable to it, but Buyer does not so desire to commence litigation, then the Partners may commence litigation as set forth in (A) above. If both parties desire to commence litigation, Buyer shall institute such litigation on the Partnership's behalf and the Partners' share of any recovery of the Delinquent Rentals from such litigation, after the payment of all expenses in connection therewith, shall be apportioned between Buyer and the Partners in accordance with this Subsection 2.3(i)(iv).

          (j) Proration - Taxes and Assessments.  All non-delinquent real estate
              ---------------------------------
and personal property taxes on the Property not otherwise reimbursed by Tenants under their Leases or by a party to the REA shall be prorated between the Partners and Buyer on an accrual basis, based upon the actual current tax bill for the tax year in which the Closing occurs. If the most recent tax bill received by the Partners as of the Proration Date is not the actual current tax bill, then the Partners and Buyer shall re-prorate the real estate and personal property taxes at the Final Closing Adjustment if the actual current tax bill is then available. All amounts payable for real estate and personal property taxes accruing up to and including the Proration Date shall be the obligation of the Partners and all amounts payable for real estate and personal property taxes accruing after the Proration Date shall be the obligation of Buyer. If, after the Proration Date, any additional or supplemental real estate and personal property taxes are assessed against the Property by reason of back assessments, corrections to previous tax bills or other events occurring up to and including the Proration Date, the Partners and Buyer shall re-prorate the real estate and personal property taxes at the Final Closing Adjustment to provide the appropriate credit. All amounts receivable pursuant to pending appeals for real estate and personal property tax for the period up to and including the Proration Date shall be the property of the Partners and all amounts recovered for tax appeals for real estate and personal property taxes accruing after the Proration Date shall be property of Buyer. If any of the sums recovered by the Partners pursuant to the real property tax appeal are payable to or owed as a credit to tenants of the Property, such sums shall be paid to Buyer who shall make the appropriate adjustments with the tenants. Any delinquent real estate and personal property taxes on the Property shall be paid by the Partners at the Closing.

          (k) Proration - Operating Expenses and Insurance Premiums.  All costs,
              -----------------------------------------------------
expenses, charges and fees for sewer, water, electricity, heat and air-conditioning service and other utilities, common area maintenance charges, insurance premiums, rental and privilege taxes, business occupation taxes, promotional expenses, periodic charges payable under Service Contracts which are assigned to Buyer, periodic fees payable under transferable Licenses and Permits for the operation (as opposed to the construction) of the Property, periodic charges under the REA, any payroll, employee benefits, employee related taxes or other labor costs paid by the Partners (if assumed by

Buyer directly or indirectly) and any other costs incurred in the ordinary course of business for the management and operation of the Property, and insurance premiums shall be prorated between the Partners and Buyer on an accrual basis, based on the actual number of days in the month during which the Closing occurs. The Partners shall be responsible for all such expenses that are attributable to the period up to and including the Proration Date and Buyer shall be responsible for all such expenses which are attributable to the period after the Proration Date. To the extent commercially reasonably and practicable, the Partners shall obtain billings and meter readings as of the day up to and including the Proration Date to aid in such prorations. If billings or meter readings as of the day up to and including the Proration Date are obtained, adjustments of any costs, expenses, charges or fees shown thereon shall be made in accordance with such billings or meter readings.

          (l) Proration - Security Deposits and Other Tenant Credits.  At the
              ------------------------------------------------------
Closing, Buyer shall be credited with and the Partners shall be charged with an amount equal to the sum of (i) the Security Deposits (and any interest due to Tenants thereon, if any) being held by the Partners or any other person under the Leases as designated on the Rent Schedule, plus (ii) the amount of any other credits due Tenants. Upon the Closing, the Partners shall be entitled to retain the Security Deposits or other such credits due Tenants, for which Buyer has been credited and the Partners have been charged pursuant to this Subsection 2.3(l).

          (m) Adjustment Dates.  On July 31, 1998, the Partners and Buyer shall
              ----------------
make the Interim Closing Adjustment and no later than October 1, 1999, the Partners and Buyer shall make the Final Closing Adjustment to the prorations, each pursuant to this Subsection 2.3(m). The Interim Closing Adjustment and the Final Closing Adjustment shall be made as set forth below in this Subsection 2.3(m).

          (i) General.  Payment of Delinquent Rentals collected by Buyer after
              -------
the Proration Date which have not been adjusted at the Interim Closing Adjustment and which are attributable to the period up to and including the Proration Date, shall be made by Buyer to the Partners when and as collected and as soon as practicable following receipt. All other adjustments or prorations which could not be determined at the Closing or the Interim Closing Adjustment due to the lack of actual statements, bills or invoices for the current period, the year-end adjustment of Additional Rentals, the unavailability of final sales figures or amounts for Percentage Rent or for any other reason shall be made at the Final Closing Adjustment. Any net adjustment determined at each respective Adjustment Date in favor of Buyer shall be paid in cash or cash equivalent by the Partners to Buyer no later than twenty (20) days after the respective Adjustment Date. Any net adjustment in favor of the Partners shall be paid in cash or cash equivalent by Buyer to the Partners no later than twenty
(20) days after the respective Adjustment Date. Any reduction or credit paid to or benefiting any tenant or Anchor occasioned by the I. Magnin/GCC Adjustment shall be treated as if such reduction had not been given or such credit had not been paid for the purpose of adjustments required by this Agreement.

          (ii) Additional Rental Adjustment.  The actual amount of Additional
               ----------------------------
Rentals paid by each Tenant of the Property for the annual period in which the Proration Date occurs (as distinguished from the estimated amounts prorated as of the Proration Date pursuant to Subsection 2.3(i)(ii) above) shall be separately prorated between the Partners and Buyer as of the Proration Date based on the actual number of days in the annual period during which the Proration Date occurs. Buyer shall pay to the Partners an amount (if any) equal to the excess of (1) the product obtained by multiplying (A) the total amount of Additional Rentals paid by the Tenant to the Partners and Buyer for the annual period during which the Proration Date occurs, by (B) a fraction, the numerator of which is the number of days in the annual period up to and including the Proration Date and the denominator of which is the total number of days in the annual period over (2) the sum of (X) the total amount of the monthly or quarterly payments of estimated Additional Rentals actually collected by the Partners or the Partnership prior to the Close of Escrow from the Tenant for the months or quarters preceding the month or quarter during which the Proration Date occurs, (Y) a pro-rated portion of the monthly or quarterly estimated Additional Rentals paid by the Tenant for the month or quarter during which the Proration Date occurs (i.e., the amount of the adjustment pursuant to Section
                       ----
2.3(i)(ii) above) and (Z) the entire amount of the monthly or quarterly estimated Additional Rentals which constitutes Delinquent Rentals and which is collected by Buyer or the Partnership from the Tenant after the Proration Date and paid over to the Partners by Buyer pursuant to Subsection 2.3(i)(iv) above. If, for any Tenant, the Additional Rent received by the Partners, up to and including the Proration Date, exceeds the product obtained above, the Partners shall pay the excess to Buyer. If the total sum of all advance payments of projected Additional Rentals exceeds the Additional Rentals actually due from the Tenant for the annual period in which the Proration Date occurs, Buyer shall remit or credit the Tenant with such excess.

         (iii) Percentage Rent Adjustment. To the extent the sum of all interim payments on account of Percentage Rent collected by the Partners from each Tenant for the Applicable Percentage Rent Fiscal Year exceeds the amount of Percentage Rent to which the Partners are entitled with respect to such Tenant pursuant to Subsection 2.3(i)(iii), the Partners shall pay such excess to Buyer. To the extent the sum of all interim payments on the account of Percentage Rent collected by Buyer from each Tenant for the Applicable Percentage Rent Fiscal Year exceeds the amount of Percentage Rent to which Buyer is entitled with respect to such Tenant, then Buyer shall pay such excess to the Partners. Any such adjustment of interim payments received and actual Percentage Rent payable shall be made on a Lease-by-Lease basis (as opposed to aggregating all interim payments received by the Partners from all Tenants and offsetting the same against the entire amount of Percentage Rent payable by all Tenants). If the total sum of the interim payments on account of Percentage Rent collected by the Partners plus the interim payments on account of Percentage Rent collected by Buyer exceeds the Percentage Rent actually due from the Tenant, Buyer shall remit or credit Tenant with such excess and the Partners and Buyer shall make any necessary adjustment between them in accordance with the preceding provisions of this Subsection 2.3(m)(iii).

          (iv) No Further Adjustments.  On the Final Adjustment Date, final
               ----------------------
prorations shall be made and, to the extent necessary, Buyer and the Partners shall estimate items for which final sums are not available. Except for: (a) additional or supplemental real estate taxes, real estate tax credits or rebates, or other adjustments to real estate taxes due to back assessments, corrections to previous tax bills or real estate tax appeals or contests, and
(b) any Additional Rentals or any Percentage Rent which may be contested by Tenants or cannot be computed by the Final Adjustment Date, the Final Closing Adjustment shall be conclusive and binding upon the Partners and Buyer.

          (n) Leasing Commissions and Tenant Improvements.  Any and all leasing
              -------------------------------------------
commissions due and tenant improvements with respect to Leases in existence on the date hereof including the Pending Leases (as hereinafter defined in Exhibit "Q") shall be paid in full and discharged by the Partners or the Partnership or credited to Buyer at closing prior to the Close of Escrow. The Partners have entered into that certain Management Agreement with Wilder & Co. a true copy of which is attached hereto as Exhibit "R" (the "Management Agreement"). The Partnership will terminate the Management Agreement as of the Close of Escrow. Buyer shall pay to Wilder & Company a leasing commission earned by Wilder & Company pursuant to the Termination of Management Agreement attached hereto as Exhibit "S". Any and all leasing commissions and tenant improvements with respect to Leases executed after the date of this Agreement in accordance with the consent provisions described below, except for the Pending Leases shall be paid in full and discharged by Buyer.

          (o) Reimbursement of 1998 Capital Costs.  Buyer shall pay to the
              -----------------------------------
Partners at Closing the sums expended by the Partnership during the calendar year 1998 in connection with the 1998 Capital Expenditures Statement as is more specifically described on Exhibit "T" (the "1998 Capital Expenditures Statement"). The 1998 Capital Expenditures Statement shows the sums budgeted and the sums expended to date. Such statement shall be updated as of the Close of Escrow based upon actual sums paid by the Partnership. The remaining sums due under contracts included with the Service Agreements shall be assumed and paid by Buyer. The Partners will credit Buyer with the unpaid capital improvement costs which are the Partners' obligation as more specifically set forth on Exhibit "T".

          (p) Payment of Expenses.  Except as otherwise specifically provided in
              -------------------
this Agreement, the Partners and Buyer shall each pay all of their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all related accounting, legal and appraisal fees.

          (q) Continuing Effect.  Notwithstanding any provisions of this
              -----------------
Agreement to the contrary, the agreements made by the Partners and Buyer pursuant to Subsections 2.3(h) through (p) (inclusive) shall survive the Closing.

          (r) Recordation; Escrow Fees.  The cost of the municipal transfer
              ------------------------
taxes, if any, state and county transfer taxes required to be affixed to the deeds required herein, recording fees and escrow fees of Escrow Holder shall be divided and paid equally by Buyer and the Partners.

          2.4  Escrow Holder Authorized to Complete.  If necessary, Escrow
               ------------------------------------
Holder is hereby authorized to insert the date of the Close of Escrow as the execution date of the deeds and is further authorized to insert the date of the Close of Escrow and to fill in blank spaces in any and all documents and instructions delivered to it so long as it is done in conformance with this Agreement.

     3.   CONDITIONS AND INSPECTION.
          -------------------------

          3.1  Conditions to Buyer's Obligations.  Buyer commenced Buyer's due
               ---------------------------------
diligence on or about March 1, 1998 and completed Buyer's due diligence on or about April 15, 1998 (the "Approval Time") to review and approve the "due diligence" matters set forth in Subsections 3.1(a)-(e) inclusive. Buyer acknowledges Buyer's approval of the due diligence matters. If any of the conditions set forth in Subsections 3.1(e), (f), (g) and (h) are not satisfied by the respective dates set forth therein (each such date being called an "End Date"), then Buyer may elect to terminate this Agreement and receive the return of the Deposit and all interest earned thereon. Buyer's election to terminate this Agreement pursuant to this Section 3.1 shall be effective if, on or before the End Date, Buyer has delivered to the Partners and Escrow Holder Buyer's notice of termination. Upon receipt by Escrow Holder of Buyer's notice of termination pursuant to Section 3.1, Escrow Holder shall immediately return the Deposit and all interest earned thereon to Buyer and this Agreement shall be deemed terminated. If Buyer fails to notify the Partners of its election to terminate this Agreement in accordance with this Section 3.1, then this Agreement shall remain in full force and effect.

          (a) The Partners (i) have made available to Buyer, at the Property or in the Partners' Washington, D.C. office and at Wilder & Co. offices in Boston, Massachusetts, all plans and specifications for the Property in the Partners' possession or under the Partners' control, together with all soils, geological and environmental reports and governmental reports in the Partners' possession or under the Partners' control in connection with the construction of improvements on the Property, and (ii) have permitted Buyer to examine the conditions of the Property, including but not limited to its soils and any environmental, structural, electrical, mechanical, roof, HVAC and other elements relating to the Real Property and the Improvements. Buyer provided the Partners with copies of all reports prepared by parties other than Buyer in connection with Buyer's examination of the Property. Buyer shall give the Partners, or the Partnership's manager or agent, designated by the Partnership for this purpose, at least twenty-four (24) hours' notice in advance of any intended inspection or entry. Buyer shall comply with all laws and governmental regulations applicable to such inspection or entry. Buyer shall indemnify, defend with counsel reasonably acceptable to the Partnership, and hold Partnership, its directors, officers, employees, agents, representatives, attorneys and consultants harmless from and against any and all losses, costs, damages, liabilities and expenses (including reasonable attorneys' fees and costs of suit), arising out of acts or activities of Buyer or Buyer's agents or consultants on or about the Property; provided Buyer shall only be responsible for actual, out-of-pocket losses, costs, damages, liabilities and expenses. Buyer shall not remove flooring, make excavations or test borings, disturb any plants, trees or shrubs, or engage in any other activities destructive of the Property without the Partnership's consent, which consent shall not be unreasonably withheld or delayed. Any damage to the Property made by Buyer or any persons acting for or on behalf of Buyer shall be repaired promptly, replacing or restoring any vegetation that is damaged and generally putting the Property and all points of entry by the inspectors in substantially the same condition as before the inspection or entry.

          (b) The Partnership has delivered or made available to Buyer copies of all Leases and all amendments thereto or any subleases in the Partnership's or the Partners' possession, and any pending leases.

          (c) Buyer (or its authorized employees and agents) shall have the right to examine all of the Partnership's books and records at the Property and at the Partnership's Washington, D.C. office and at Wilder & Co. offices in Boston, Massachusetts pertaining to the Property including without limitation the following documents:

          (i) Copies of all certificates of occupancy, licenses, permits, authorizations, and approvals required by law and issued by all governmental authorities having jurisdiction and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions);

         (ii) Copies of all certificates of existing insurance policies in force affecting the Property or any portion thereof and a synopsis of the existing policies (Buyer shall have the right to review the existing policies at the Partnership's office);

        (iii) The original of each bill for current real estate and personal property taxes and for the two most recent prior years, a current statement of assessed valuation, water charges and other utilities, together with proof of payment thereof;

         (iv) All records and files relating to the Property including those records and files relating to the ownership, management, operation and maintenance of the Property;

          (v) The current operating budget for the Property with applicable documentary support and operating statements for the years 1995, 1996 and 1997;

         (vi) The financial records of tenant sales and tenant sales reports for 1995, 1996, 1997 and year to date 1998;

        (vii) Tenant expense recapture calculation worksheets and resulting billing for 1996, 1997 and projected 1998;

       (viii) Audited financial statements for the Partnership as of December 31, 1997 and current unaudited financing statements for the period ending March 31, 1998; and

         (ix) Pro-forma financial statements for the Partnership as at the Close of Escrow.

          (d) Buyer shall have the right to approve the Survey described in
Section 2.3(f). On or before ten (10) days prior to the Approval Date, Buyer shall notify the Partners, in writing, of any disapproved survey matters ("Disapproved Matters"). All other matters shown by the Survey shall constitute additional "Permitted Encumbrances". As a condition to the Closing, the Partners shall use their best efforts to remove, or cause to be removed, all Disapproved Matters. No less than five (5) days after receiving notice from Buyer of the Disapproved Matters, the Partners shall notify Buyer in writing of any Disapproved Matters which the Partners are unable to cause to be removed or corrected and Buyer shall then, within five (5) days of receipt of such notice, elect, by giving written notice to the Partners (i) to terminate this Agreement, or (ii) to waive its disapproval of such survey matters (such survey matters shall then be deemed to be "Permitted Encumbrances"). Buyer's failure to give such written notice shall be deemed an election to terminate this Agreement.

          (e) The Partnership has provided to Buyer a Phase I Environmental Site Assessment regarding the Property prepared by Boelter Engineering dated March 10, 1998. Any further environmental testing or investigation will be at Buyer's expense.

          (f) The Partners shall perform, observe and comply with all the covenants, agreements, and conditions required by this Agreement to be performed, and observed, and complied with by, prior to or as of Close of Escrow.

          (g) As of the Close of Escrow, neither the Partners nor the Partnership shall have made a general assignment for the benefit of creditors, nor have admitted in writing its inability to pay its debts as they become due, nor have filed a petition in bankruptcy or been adjudicated a bankrupt or insolvent or have filed a petition seeking any reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any present or future statute, law or regulation, nor have filed any answer admitting or failing to reasonably contest the material allegations of a petition filed against it in any such proceeding or seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator.

          3.2  Conditions to the Partners' Obligations.  The Partners'
               ---------------------------------------
obligations to close Escrow and complete the transaction contemplated herein is subject to Buyer's performance, observance and compliance with all the covenants, agreements, and conditions required by this Agreement to be performed, and observed, and complied with by, prior to or as of Close of Escrow.

          3.3 Upon termination of this Agreement pursuant to Section 3.1 hereof, Buyer shall return any and all documents, studies and other items received from the Partnership in Buyer's possession, under control of, or reasonably available without additional cost to, Buyer and the Partners shall thereafter maintain the confidentiality of all such information relating to the Property and the Partners as provided in Section 14.12 hereof.

     4.   CONDITIONS TO CLOSING.
          ---------------------

          4.1  Conditions to Closing.  In addition to the conditions set forth
               ---------------------
in Section 3.1 above, the Closing and Buyer's obligation to pay the Purchase Price and complete the transaction contemplated by this Agreement are subject to satisfaction of the following conditions, no later than the respective dates specified below in this Section 4.1, and the obligations of the parties with respect to such conditions are as follows:

          (a) Moratorium.  At the Closing Date, there shall be no statute, law,
              ----------
judicial or administrative decision, proceeding, ordinance or regulation pending, or proposed and known to the Partners, to be imposed by the Authorities or any public or private utility having jurisdiction over the Property which would prevent or materially and adversely impair the operation or use of the Property in the manner it is currently operated or used.

          (b) Representations, Warranties and Covenants of the Partners.  The
              ---------------------------------------------------------
Partners shall have materially performed each and every agreement to be performed by the Partners hereunder and Buyer shall have approved, pursuant to the Partners' Certificate (hereinafter defined), any material changes in the truth and accuracy of the Partners' warranties and representations.

          (c) No Material Changes.  As of the Closing, there shall have been no
              -------------------
material adverse changes in the physical or financial condition of the Property and no material adverse change in the financial condition of the Partnership. For purposes of this Subsection 4.1(c), a "material adverse change in the physical or financial condition of the Property" shall mean (i) the closing of operations by an Anchor of more than twenty-five percent of its store in the Mall or (ii) a change in the physical condition of the Property other than by condemnation or casualty which will result in $2,500,000 of loss of value to the Property or (iii) $250,000 of loss of annualized income of the Property.

          (d) The Partners' Deliveries.  On or before the Closing Date, the
              ------------------------
Partners shall have delivered or caused to be delivered the items described herein to be delivered by the

Partners including, without limitation, the Tenant Estoppel Certificates required under Section 2.3(b)(iii) and the Anchor Estoppel Certificates required under Section 2.3(b)(iv).

                    (e) Title and Title Insurance.  At the Closing Date, the
                        -------------------------
Title Company shall have issued or shall have unconditionally committed to issue the Title Policy to Buyer as provided herein.

          4.2  Conditions Precedent to the Partners' Obligations.  The Closing
               -------------------------------------------------
and the Partners' obligation to transfer the Property to Buyer and consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions, no later than the respective dates specified below in this Section 4.2, and the obligations of the parties with respect to such conditions are as follows:

                    (a) Buyer's Deliveries.  On or before the Closing Date,
                        ------------------
 Buyer shall have delivered the items described herein to be delivered by Buyer.

                    (b) Purchase Price.  On or before the Closing Date, Buyer
                        --------------
shall have deposited into Escrow, for disbursement as provided herein, the Purchase Price in accordance with Section 1.3 of this Agreement.

                    (c) Representations, Warranties and Covenants of Buyer.
                        --------------------------------------------------
Buyer shall have materially performed each and every agreement to be performed by Buyer hereunder and each and every one of Buyer's representations, warranties and covenants set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

     5.   ADDITIONAL OBLIGATIONS OF PARTIES.
          ---------------------------------

          5.1  Security Deposits.  Subject to the provisions of Section 2.3(l),
               -----------------
the Partners shall, at the Close of Escrow, prorate and turn over to Buyer a current list of all tenants and Security Deposits, as well as all security deposited by any tenant where not prohibited by terms of the tenant's Lease and all of the original Leases under the Partners' or the Partnership's possession or control; and in connection with the receipt thereof, Buyer will hold and apply the Security Deposits for the purposes set out in such tenant's Lease and indemnify the Partners against any liability in connection therewith.

          5.2  Notices to Tenants, Parties to REA and Service Contractors.
               ----------------------------------------------------------
Immediately after the Close of Escrow, the Partners and Buyer shall give written notices (i) to the Parties to the REA advising them of the change of ownership of the Partnership and directing them to pay all charges under the REA as directed by Buyer; (ii) to the Tenants advising them of the change of ownership of the Partnership and directing them to pay Rent and other charges under their respective Leases as directed by Buyer.

          5.3  Foreign Investors.  If the Partners fail to deliver the FIRPTA
               -----------------
Certificate (as provided in Section 2.3(b)(ix)), to Buyer prior to or at the Close of Escrow, then the transaction shall be completed at the Close of Escrow, but Buyer shall withhold ten percent (10%) of the "amount realized" (as set forth in the Regulations) by the Partners and transmit to the appropriate Internal Revenue Service Center, all in accordance with said Section 1445 and the Regulations pursuant thereto. If the Partners provide Buyer with such executed certificate or notice prior to or at the Close of Escrow, then no such withholding shall occur.

     6.   OPERATION OF PROPERTY.
          ---------------------

          6.1  Access to and Information Concerning the Property and Consulting.
               ----------------------------------------------------------------
The Partners shall, between the date hereof and the Close of Escrow, allow Buyer, its agents and attorneys access to the Property for purposes of inspecting the same or any part thereof at any time as they shall reasonably request, and furnish to Buyer, its agents and attorneys any and all information in the Partners' or the Partnership's control regarding the Property and its operation that Buyer, its agents and attorneys shall reasonably request from time to time.

          6.2  Leasing of the Property.  Prior to the Close of Escrow, the
               -----------------------
Partnership and the Partners shall not terminate, amend or extend existing Leases, except with respect to the pending leases (the "Pending Leases") a schedule of which is attached hereto as Exhibit "Q" or with respect to agreements approved by Buyer, or enter into new leases or lease extensions without the approval of Buyer. License and storage agreements which are terminable by the Landlord do not require prior approval of Buyer. Approval or disapproval shall be given within five (5) business days of Buyer's receipt of a proposal from the Partnership. A failure of Buyer to respond within such five
(5) Business Day period shall be deemed approval. To the extent approved by Buyer, the Partners agree to promptly deliver to Buyer true and complete copies of any lease amendments, lease extensions, lease termination agreements and new leases when fully executed. The Partners shall, at the Partners' sole expense, satisfy in full all lease commissions, tenant allowances or monetary concessions and complete all alterations or other work required to be performed by the Partners under the Leases (as shown on the Rent Schedule) or the Pending Leases.

          6.3  Possession.  Buyer shall have the non-exclusive right to
               ----------
possession of the Partnership Interest as of the Close of Escrow.

          6.4  Conduct of Business Pending Closing.  From the date hereof until
               -----------------------------------
the Closing, the Partners shall (a) use reasonable best efforts to maintain, for the benefit of Buyer following the Closing, the goodwill of Tenants, prospective tenants, vendors and other parties having business relations with the Partnership; (b) pay their debts and the debts of the Partnership (or in good faith contest the same) and perform their obligations and the obligations of the Partnership as they become due; (c) maintain the Property in the same manner and condition that exists on the date hereof, as such condition shall be altered by reason of casualty, taking and/or normal wear and tear; (d) without the express written consent of Buyer, not (i) enter into a new reciprocal easement or similar agreement or amend or modify, consent to the assignment of or waive any material right under the REA (except for the execution and recording of the Fifth Amendment), (ii) make any alterations to the Property or enter into any new contracts or extend or renew or cancel any Service Contract relating to capital expenditures, (iii) enter into any other new contracts or extend, renew or cancel, consent to the assignment of or waive any material right under any other Service Contract, except for contracts executed in the ordinary and usual course and business and in accordance with past practices and policies which can be terminated without penalty or payment upon not more than thirty (30) days prior notice, (iv) sell, transfer, exchange, further encumber or grant interests (including easements) in the Property or in the Partnership or any part thereof or engage in negotiations or discussions with, or otherwise solicit or assist, any third party relating to the acquisition by such third party of the Property or the equity interests in the Partnership or the Partners, and (v) otherwise take any action which could or would render inaccurate any of the representations or warranties made by the Partners in this Agreement; and (e) otherwise operate the Property in the ordinary course consistent with current practice.

          6.5  Assistance Following Closing.  From and after the Closing, the
               ----------------------------
Partners shall provide reasonable assistance to Buyer in connection with the preparation of financial statements and bills and the adjustment of losses and claims and the enforcement or settlement of any such claims. Without limiting the foregoing, the Partners shall, upon the request of Buyer from time to time, provide signed representation letters with respect to revenues and expenses of the Partnership if required under generally accepted accounting practices to enable Buyer's accountants to render an opinion on Buyer's financial statements.

     7.   TITLE AND WARRANTIES.
          --------------------

          7.1  The Partners' Representations and Warranties.  The Partners
               --------------------------------------------
hereby represent, warrant and covenant to Buyer as follows:

          (a) The Partners have full power and authority to enter into and perform this Agreement in accordance with its terms; the Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of California, and to the best of the Partners' knowledge, it has made all filings and recordings necessary to exist, operate and do business under all presently applicable Governmental Regulations and has the full and unrestricted power and authority, to own, operate and lease its properties, to carry on its business as currently conducted and to execute and deliver this Agreement and any other instruments to be delivered pursuant hereto, and to perform all of its obligations under this Agreement and any other instruments to be delivered pursuant hereto.

          (b) Except as otherwise disclosed on the Schedule of Reports and Studies attached hereto as Exhibit "U", the Partners have no knowledge of any notice, order or directive of any Authorities that any work of repair, maintenance, or improvement be performed on the Property.

          (c) Except as otherwise disclosed on the Schedules of Regulatory Compliance attached hereto as Exhibit "V" ("Regulatory Compliance") or on Exhibit "U", neither the Partners nor the Partnership has received no notice from any Authorities, any board of fire underwriters, improvement association, or architectural committee relating to defects in the improvements on the Property, relating to noncompliance with any applicable building code, laws, regulations or restrictions applicable to the Property that has not been corrected, or relating to any threat of impending condemnation.

          (d) Neither the Partnership nor the Partners have received any notice from any Authorities of any pending or contemplated condemnation or change of zoning affecting the Property.

          (e) To the best of the Partners' knowledge, the Rent Schedule provided is a complete and correct list of all leases, tenancies, and other rights of occupancy or use for any portion of the Property in effect on the date of this Agreement and all of the tenant leases are the result of bona fide arm's-length negotiations between the parties. To the best of the Partners' knowledge, the Partners have delivered or made available true and complete copies of all Leases and amendments thereto and Service Contracts affecting the Property that would be binding on Buyer, the Partnership or the Property following the Closing. Except for rents not delinquent for more than thirty (30) days and claims related to the I. Magnin/GCC Adjustment and matters listed on the Partners' Certificate of Reaffirmation of Representations delivered at the Close of

Escrow, the Partners are not aware of any default by any of the tenants of the Property.

          (f) Except for the completion of tenant improvements under Leases which the Partnership is obligated to complete and for budgeted repair and maintenance for the Property, from and after the Effective Date, the Partners and the Partnership will not authorize Wilder & Co. to, (i) perform any grading or excavation, construction, or removal of any improvements, or make any other change or improvement upon or about the Property; (ii) create or incur, or suffer to exist, any mortgage, lien, pledge, or other encumbrances in any way affecting the Property without Buyer's written approval; and (iii) commit any waste or nuisance upon the Property. The Partners and the Partnership will, maintain and keep the Property in neat condition and will observe all laws, ordinances, regulations, and restrictions affecting the Property and its use, until the Close of Escrow.

          (g) Except as otherwise disclosed on the Environmental Disclosures attached hereto as Exhibit "W", the Phase I report referenced in Section 3.1(e) and the Asbestos Surveys and Reports a listing of which is attached hereto as Exhibit "X", neither the Partnership nor the Partners have received any written notice that the Partnership is not in compliance with the Federal Resources Conservation and Recovery Act ("RCRA"), the Federal Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. (S)136 et. seq.; the
                                                          --  ---
Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.); the Toxic
                                                           -- ---
Substance Control Act ("TSCA"), 15 U.S.C. (S)2601 et. seq.; the Atomic Energy
                                                  --  ---
Act, 42 U.S.C. (S)2011 et. seq.; the Clean Water Act (the "Clean Water Act"), 33
                       --  ---
U.S.C. (S)1251 et. seq.; and the Clean Air Act (the "Clean Air Act"), 42 U.S.C.
               --  ---
(S)7401 et seq. and all comparable federal and/or state laws, implementing
        -- ---
federal and/or state regulations and local ordinances (hereafter "Applicable Environmental Laws"). The Partners hereby disclose and Buyer acknowledges that some components of the Improvements contain asbestos material and may contain lead in paint products used prior to 1978. Neither the Partners nor the Partnership have received any written notice from any governmental unit or other person that (i) the Partnership or the Property is not in compliance with any Applicable Environmental Laws, (ii) there are administrative, regulatory or judicial proceedings pending or alleging any violation of any Applicable Environmental Laws, or (iii) there is liability or claims under any applicable Environmental Laws. Except as set forth on Exhibit "W", the Partnership has not installed any underground or above ground storage tanks on, under or about the Property and, to the

Partners' knowledge, no such tanks are located on, under or about the Property.

          (h) Except as disclosed on the schedule of pending litigation attached hereto as Exhibit "Y" ("Pending Litigation"), neither the Partners nor the Partnership have received any written notice of any threatened litigation and to the best of the Partners' knowledge, there is no litigation pending not covered by public liability insurance that might adversely affect the Partnership, the Partnership Interests, the value or the use or operation of the Property for its intended purpose or the ability of the Partners to perform their obligations under this Agreement. The Partners shall notify Buyer promptly of any such litigation of which the Partners become aware.

          (i) The Partners are not a "foreign person" within the meaning of
Section 1445(f)(3) of the Code.

          (j) Neither the Partners nor the Partnership have filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

          (k) The execution, delivery and performance of this Agreement by the Partners has been duly and validly authorized. This Agreement has been, and the Partners' Closing Documents will be, duly executed and delivered by the Partners. This Agreement constitutes, and when so executed and delivered the Partners' Closing Documents will constitute, the legal, valid and binding obligations of the Partners, enforceable against the Partners in accordance with their respective terms.

          (l) None of the execution, delivery or performance of this Agreement by the Partners does or will, with or without the giving of notice, lapse of time or both, violate, conflict with, constitute a default, result in a loss of rights, acceleration of payments due or creation of any Lien upon the Property or require the approval or waiver of or filing with any person or entity (including without limitation any Authorities) under (i) the organizational documents of the Partnership or the Partners or, any agreement, instrument or other document to which the Partnership or the Partners is a party or by which it is bound or (ii) any judgment, decree, order, statute, injunction, rule, regulation or the like of any Authorities applicable to the Partnership or the Partners.

          (m) Except for easement agreements listed on the Title Commitment, the REA constitutes the only reciprocal easement agreements or operating agreements encumbering the Property. A true and complete copy of the REA has heretofore been furnished to Buyer, together with each written modification thereof and supplement thereto. The Partners have not made any oral promises or agreements amending or modifying the REA with any REA Party.

          (i) The REA is valid and in full force and effect. As of the Closing Date, no interest in the REA will be assigned to any party other than Buyer, or otherwise pledged or encumbered in any way.

          (ii) Except for a $590.30 dispute with Marshall, Fields regarding 1995 REA expenses and the matters relating to the I. Magnin/GCC Adjustment, none of the parties to the REA has made any written claim which has been received by the Partners or the Partnership (A) that the Partnership has defaulted in performing any of its obligations under the REA which has not heretofore been cured, (B) that any condition exists which with the passage of time or giving of notice, or both, would constitute any such default, (C) that such REA party is entitled to any reduction in, refund of, or counterclaim or offset against, or is otherwise disputing, any Additional Rent or other charges paid, payable or to become payable by such REA party, (D) that such REA party is entitled to cancel its REA or to be relieved of its operating covenants thereunder, or (E) that there is a violation of any of the covenants, conditions or restrictions contained in such REA. As of the date hereof, Marshall, Fields has reserved the right to audit REA expenses for 1996 and 1997 and Lord & Taylor will commence its audit of REA expenses for 1995 and 1996 on April 13, 1998.

          (n) To the best of the Partners' knowledge, Exhibit "F" is a true and complete list of all Service Contracts, including all modifications thereof. There has been no material default (without giving effect to any notice and cure rights) by the Partnership under any Service Contract or any written claim received by the Partners or the Partnership of any such default by any party thereto, which has not heretofore been cured except as set forth on Exhibit "F". A true and complete copy of each Service Contract, together with any amendments or supplements thereto, has been delivered or made available to Buyer by Wilder & Company.

          (o) Neither the Partnership nor the Partners have received any written notice of violation of any permit or license maintained by the Partnership from any Authorities that has not been cured or otherwise resolved to the satisfaction of such Authority.

          (p) The Partnership has subsidized the marketing and promotional fund for the Property; however, the Partnership (as Landlord) is not under any obligation to make contributions or otherwise provide assistance to any promotional association or promotional fund. The promotional and marketing fund established with respect to the Property (the "Promotional Fund") is collected from the Tenants by the Partnership and is held by the Partnership.

          (q) Copies of current real estate tax bills with respect to the Property, other than tax bills sent to Tenants who have the obligation to pay such taxes to the collecting authority, have been delivered or made available to Buyer. Tax refund proceedings relating to the Property are currently pending through retainer agreements with Crane & Norcross.

          (r) No approval, consent, waiver, filing, registration or qualification with any third party, including but not limited to, any governmental bodies, agencies or instrumentalities is required to be made, obtained or given for the execution, delivery and performance of this Agreement or any of the Partners' Closing Documents by the Partners.

          (s) To the Partners' knowledge, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property other than as disclosed in the Leases, the Contracts or in Exhibit "W".

          (t) The Partners have delivered to Buyer true and complete copies of the balance sheet and profit and loss statement of the Partnership for the period ended December 31, 1997, which are true and complete, and were prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated. Except as and to the extent reflected or reserved against on such balance sheet, the Partnership as of such date had no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due.

               (u) The Partnership shall pay all federal and state income taxes payable with respect to their share of the income of the Partnership accrued through May 8, 1998.

               (v) Exhibit "A" is a true, correct and complete copy of the Partnership Agreement and all amendments thereto.

               (w) Title to Partnership Interest; Liens and Encumbrances.  The
                   -----------------------------------------------------
Partners each are the legal and beneficial owner of their respective Partnership Interest free and clear of all mortgages, liens, options, claims, encumbrances and other security arrangements and restrictions of any kind. Neither of the Partners have granted any outstanding rights to purchase its respective Partnership Interest and neither of the Partners is a party to any agreement, arrangement or understanding restricting or otherwise relating to the transfer or voting of its respective Partnership Interests.

               (x) The term "knowledge", when used in this Agreement, shall mean only such information as has actually been communicated to, or learned by, the employees or officers of the Partners (without imputing to those employees or officers, or to that entity, the knowledge of any other person or entity). In furtherance to the sale of the Property, the Partners obtained and are familiar with the due diligence materials, including the studies and reports referenced therein, described in Exhibits "W" and "X".

               (y) The representations and warranties set forth in this Article shall be continuing and shall be true and correct on and as of the date of Close of Escrow with the same force and effect as if made at that time, and all such representations and warranties shall survive the Close of Escrow for one (1) year. If, prior to the Closing, the Partners become aware of any fact or circumstance that would materially change a representation or warranty of the Partners in this Agreement, then the Partners shall promptly give written notice of such changed fact or circumstance to Buyer. If, prior to Closing, upon the Partners' notice or otherwise, Buyer becomes aware of: any material failure of any condition to the obligations of Buyer to close the transactions contemplated in this Agreement; the untruth or inaccuracy of, or facts or circumstances which would change materially, any representation or warranty of the Partners in this Agreement; or the failure of the Partners to comply with any provision of this Agreement; then Buyer shall have the sole option of: (i) waiving such condition, breach of warranty, or breach, and proceeding to Close the transactions contemplated in this Agreement; (ii) subject to the Partners' agreement and concurrence agreeing with the Partners to adjust the terms of this Agreement to compensate Buyer for such change; or (iii) terminating this Agreement and receiving the return of the Deposit as Buyer's sole remedy prior to Closing.

               7.2  Buyer's Warranties.  Buyer hereby represents, warrants and
                    ------------------
covenants as follows:

                    (a) NCI and NCII are each limited liability companies duly organized, validly existing and in good standing under the law of the State of Delaware, and to the best of Buyer's knowledge, have made all filings and recordings necessary to exist, operate and do business under all presently applicable Governmental Regulations and have the full and unrestricted power and authority, corporate or otherwise, to own, operate and lease their respective properties, to carry on their business as currently conducted and to execute and deliver this Agreement and any other instruments to be delivered pursuant hereto, and to perform all of its obligations under this Agreement and any other instruments to be delivered pursuant hereto.

                    (b) The execution, delivery and performance by Buyer of this Agreement and all other instruments required to be delivered pursuant hereto, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the due consummation of the transaction contemplated hereby, have been duly and validly authorized, and do not: (1) require any consent or approval of any partner, lender, shareholder, creditor, investor, judicial or administrative body, Authority or other party which has not already been obtained; or (2) conflict with, or result in any breach of, or constitute a default under, any presently applicable Governmental Regulation, bond, note, or other evidence of indebtedness, or under any contract, indenture, mortgage, deed of trust, loan, lease, partnership agreement, operating agreement, articles of incorporation, bylaws, shareholder agreement or any other agreement or instrument to which Buyer is a party or by which Buyer or any of Buyer's properties may be bound or affected.

                    (c) Buyer's representations and warranties contained herein are and will be true and correct as of the Close of Escrow.

                    (d) Buyer represents that an affiliate of Buyer acquired an interest in substantially all of the regional mall assets of the original developer and former manager of the Property, Homart Development Co. ("Homart"), in 1995. Buyer further acknowledges that some of the Homart employees who were involved with the management of the Property in 1995 are currently employees of affiliates of a member of Buyer and, as of the termination date of Homart's management of the Property, had some knowledge and experience with the Property and its operation prior to Buyer undertaking its due diligence of the Property.

     8.   ASSIGNMENT.
          ----------

          8.1  No Other Assignment.  Neither Buyer nor the Partners shall assign
               -------------------
all or any part of this Agreement or any of their rights or obligations hereunder, or any interest herein, whether by operation of law or otherwise, without the prior written consent of the Partners or Buyer, as applicable, and any such assignment contrary to the terms hereof shall be null and void and of no force or effect. Except as the other party may otherwise agree in writing, in no event shall any assignment by Buyer or the Partners of all or any part of this Agreement or any of their rights or obligations under this Agreement, whether before or after the Closing, release Buyer or the Partners, as the case may be, from any of their respective liabilities or obligations hereunder.

     9.   BROKERAGE COMMISSIONS.
          ---------------------

          9.1  Mutual Representations.  Each party represents to the other that
               ----------------------
no brokers except Morgan Stanley Realty have been involved in this transaction. The Partners shall pay any commissions owed to Morgan Stanley Realty on or before the Close of Escrow. It is agreed that if any claims for brokerage commissions or finder's fees or like payment arise out of or in connection with the transaction provided herein, and in the event any claim is made, all such claims shall be handled and paid by the party whose actions or alleged commitment form the basis of such claim. It is further agreed that each party whose actions or alleged commitment form the basis of a claim agrees to indemnify and hold harmless the other party from and against any and all claims or demands with respect to the brokerage fees or agent's commissions or other compensation asserted by any person, firm, or corporation in connection with this Agreement or the transactions contemplated hereby.

     10.  NOTICES.
          -------

          Any notices given under this Agreement shall be in writing and shall be served either personally or delivered by first class or express U.S. mail with postage prepaid, return receipt requested pursuant to registered or certified mail, or by nationally recognized overnight commercial courier service with charges prepaid. Notices may also effectively be given by transmittal over electronic transmitting devices if the party to whom the notice is being sent has a receiving device in its office, and provided a complete copy of the notice shall also be served either personally or in the same manner as required for a mailed notice. Notices shall be deemed received at the earlier of actual receipt or one (1) day following deposit in U.S. mail with postage prepaid or with a nationally recognized overnight commercial courier service with charges prepaid. Notices shall be directed as follows:


                       If to the Partners:  Grosvenor International
                                              (Westcoast Estates) Limited
                                            1701 Pennsylvania Avenue, N.W.
                                            Suite 1050
                                            Washington, D.C.  20006
                                            Attention:     John R. Flavin
                                            Fax No:        (202) 785-2632
                                            Telephone No:  (202) 293-1235

Copy to P.I.C.      Greene Radovsky Maloney & Share LLP
 Investments:       Four Embarcadero Center, Suite 4000
                    San Francisco, CA  94111
                    Attention:           Graham Maloney
                    Fax No:              (415) 777-4961
                    Telephone No:        (415) 981-1400

If to Buyer:        c/o General Growth Properties, Inc.
                    55 West Monroe, Suite 3100
                    Chicago, IL  60603-5060
                    Attention:            Joel Bayer
                    Fax No:               (312) 551-5475
                    Telephone No.:        (312) 551-5015

Copy to:            Reuben C. Warshawsky
                    Neal Gerber & Eisenberg
                    Two North LaSalle Street
                    Chicago, IL  60602
                    Fax No:               (312) 269-1747
                    Telephone No.:        (312) 269-8000

If to Escrow        Near North National Title Insurance
 Holder:              Corporation
                    222 N. LaSalle Street
                    Chicago, IL  60601
                    Attention:             Cindy O'Donohue
                    Fax No.:               (312) 419-0569
                    Telephone No:          (312) 419-3900


     11.  CONDEMNATION AND DESTRUCTION.
          ----------------------------

          11.1  Eminent Domain or Taking.  If, prior to the Close of Escrow, any
                ------------------------
material portion of the Property (as defined in Section 11.2 below) is taken or if the access to the Project is reduced or restricted, by eminent domain or otherwise (or is the subject of a pending, threatened or contemplated taking which has not been consummated), Buyer shall have the option, in Buyer's sole and absolute discretion, to terminate this Agreement upon written notice to the Partners given not later than ten (10) business days after Buyer is notified of such taking (and if necessary, the Closing Date shall be extended by the number of days necessary to provide Buyer such ten (10) Business Day period). If Buyer elects to terminate this Agreement, neither party shall have any further rights or obligations hereunder, except the payment of title and escrow cancellation costs, which shall be borne equally by the Partners and Buyer. If Buyer does not elect to terminate this Agreement, all awards for the taking by eminent domain which accrue to the Partners shall be paid to Buyer and the parties shall proceed to the Closing pursuant to the terms hereof, without modification of the terms or Purchase Price of this Agreement, provided that Buyer shall accept the Property "AS IS" and "WITH ALL FAULTS" insofar only as such condemnation is concerned, and all of the Partners' covenants, representations and warranties hereunder shall be deemed modified accordingly. Unless or until this Agreement is terminated, the Partners shall not take any action with respect to any eminent domain proceeding without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed.

          11.2  Fire or Casualty.  Prior to the Closing, and notwithstanding the
                ----------------
pendency of this Agreement, the entire risk of loss or damage by fire or other casualty shall be borne as set forth in this Section 11.2. If, prior to the Closing, any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, the Partners shall immediately notify Buyer of such fact. If such damage or destruction is "material", either Buyer or the Partners shall have the option to terminate this Agreement upon written notice to the other party given not later than thirty (30) days after receipt of the Partners' notice of such damage or destruction (and, if necessary, the Closing Date shall be extended by the number of days necessary to provide Buyer such thirty (30) day period). For purposes hereof, "material" shall be deemed to be any uninsured damage or destruction to the Property in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), and any insured damage or destruction to the Property where the cost of repair or replacement is estimated to be Five Hundred Thousand Dollars ($500,000.00) or more. If either Buyer or the Partners elects to terminate this Agreement, neither party shall have any further rights or obligations hereunder except the payment of title and escrow cancellation charges which shall be borne equally by Buyer and the Partners. If neither Buyer nor the Partners elects to terminate this Agreement, or if the damage or destruction is not material, this Agreement shall not terminate but the Partners shall be entitled to the proceeds of any insurance maintained by or on behalf of the Partners and the Partners shall repair or restore the damage or destruction to the same condition as existed prior to the casualty as soon as reasonably practical but in no event more than 60 days after the casualty, and upon the completion of such repair or restoration the parties shall proceed to the Closing pursuant to the terms hereof without any adjustment of the Purchase Price.

     12.  DEFINED TERMS.
          -------------

          12.1  Definitions.  The following terms shall have the respective
                -----------
meanings assigned to them:

          (a) Additional Rental - means such sums and charges payable by the
              -----------------
Tenant's pursuant to the Leases (other than Minimum Rent and Percentage Rent) including without limitation, expense reimbursement; operating cost pass-throughs; utility charges; common area maintenance charges; charges payable under the REA; administrative charges, real estate and privilege taxes; Roof Repair Fund and insurance cost reimbursements.

          (b) Affiliate - means with respect to any specific entity or natural
              ---------
person, any firm, corporation, partnership, association, trust or other entity which is controlled by, under the common control of or subject to the control of such specific entity or natural person. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

          (c) Authorities - means all federal, state, county and local
              -----------
governmental and quasi-governmental bodies, boards, commissions, agencies and courts having jurisdiction over the Property including, without limitation, the Village of Northbrook, the County of Cook, and the State of Illinois.

          (d) Business Day - means the days (other than Saturday or Sunday) on
              ------------
which federally insured national banking associations are required to be open for business in Cook County, Illinois.

          (e) Improvements - mean, in addition to its definition in the Recital
              ------------
of Facts, all buildings, fixtures, structures, streets, roadways, sidewalks, walkways, parking areas, storm drainage facilities, utility systems (including sanitary sewer, natural gas, domestic and fire protection water, electrical, telephone and cable television systems) and any other facilities or improvements situated on the Real Property or constructed as part of the Improvements. The term "Improvements" also means all rights, titles and interests appurtenant to the Real Property, including rights and obligations under any REA and rights to all streets, alleys, easements and rights of way, in, on, across, in front of and abutting or adjoining the Real Property.

          (f) Leases - means all leases, licenses, guaranty agreements, rental
              ------
agreements or occupancy agreements and all amendments, modifications and supplements thereto, executed by either (i) unilaterally by the Partners; or
(ii) the Partners and Tenant; or (iii) a third party guarantor of a Lease, relative to occupying space within the Improvements (together with all rents, issues and profits thereunder).

          (g) Minimum Rent - means all base rent, minimum rent or basic rent
              ------------
payable in fixed installments for stated periods by Tenants under the Leases.

          (h) Official Records - means the Real Property Records of Cook
              ----------------
County, Illinois.

          (i) Percentage Rent - means rentals which are expressed as a fixed
              ---------------
percentage or percentages of the gross receipts or gross sales in excess of the stated "break point" of the Tenants under the Leases.

          (j) Permitted Encumbrances - means and shall include matters affecting
              ----------------------
the Property set forth in the Title Commitment and approved, or deemed approved, by Buyer pursuant to Section 2.3(f).

          (k) Personal Property - means, in addition to its definitions in the
              -----------------
Recitals of Fact, all fixtures, food court furniture and fixtures, equipment, appliances, carpet, drapes, maintenance equipment and tools, all other machinery, landscaping, planting and foliage and furniture and personal property of every kind or character owned by the Partnership and located in or on or used in connection with the Real Property or the Improvements or operations thereon, including the personal property described on the Personal Property Inventory. The term "Personal Property" shall be deemed to exclude all property owned by the Tenants and by the Anchors.

          (l) Personal Property Inventory - means the list attached as Exhibit
              ---------------------------
"E".

          (m) Proration Date - means 11:59 p.m. on May 8, 1998.
              --------------

          (n) Real Property - means, in addition to the definition in the
              -------------
Recital of Facts, the real property described in Exhibit "B" together with all and singular the rights pertaining to such real property, including, without limitation, any right, title and interest of the Partners, if any, in and to all adjacent streets, roads, alleys, underground tunnels, easements, licenses, and rights-of-way, whether such property is owned or claimed by deed, limitations, or otherwise, and whether such real property is located inside or outside the metes and bounds description contained in Exhibit "B", located within the Survey.

          (o) Rentals - means, collectively, all Minimum Rent, Additional
              -------
Rentals, Percentage Rent and other sums and charges payable by the Tenants under the Lease. Rentals shall not include Security Deposits unless and until such Security Deposits are forfeited.

          (p) Security Deposits - means all security deposits, Rentals prepaid
              -----------------
for a period which is more than thirty (30) days in advance, access card or key deposits, cleaning fees and other deposits (plus any interest accrued thereon) paid by Tenants to the Partners pursuant to the Leases.


          (q) Title Company:
              -------------

              Ticor Title Insurance Company
              c/o Near North National Title Corporation
              222 N. LaSalle Street
              Chicago, IL  60601

          (r) Title Underwriters - cumulatively the following title insurance
              ------------------
underwriters with their indicated amounts of title insurance coverages:

                UNDERWRITER                       AMOUNT OF COVERAGE
                -----------                       ------------------
           Ticor Title Insurance Company       $60,000,000 (primary
                                                   liability)

           Chicago Title Insurance             $60,000,000 (reinsurance)
            Company

           Security Union Title Insurance      $26,000,000 (reinsurance)
            Company


          12.2  Use of Defined Terms.  The definitions set forth in Section 12.1
                --------------------
are intended to supplement and be consistent with the defined terms set forth in the Recitals of Fact and in the other Sections hereof, but in the event of any conflict between defined terms in the Recitals of Fact or the other Sections and the definitions in Section 12.1, the definitions in Section 12.1 shall prevail. Any defined terms used in the plural shall refer to all members of the relevant class and any defined terms used in the singular shall refer to any number of members of the relevant class. Any reference to this Agreement or any Exhibits hereto and any other instruments, documents and agreements shall include this Agreement, Exhibits and other instruments, documents and agreements as originally executed or existing and as the same may from time to time be supplemented, modified or amended.

          12.3  Accounting Terms.  All accounting terms not specifically defined
                ----------------
in this Agreement shall be construed in conformity with, and all financial data required by this Agreement to be submitted shall, unless otherwise expressly stated, be prepared in conformity with generally accepted accounting principles, applied on a consistent basis.

     13.  MISCELLANEOUS.
          -------------

          13.1  Additional Actions and Documents.  Each of the parties hereto
                --------------------------------
hereby covenants to take or cause to be taken such further actions, to execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably required in order to effectuate fully the purposes, terms, and conditions of this Agreement, whether before, at, or after the Closing.

          13.2  Limitations on Benefits.  It is the explicit intention of the
                -----------------------
parties hereto that no person or entity other than the parties hereto and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

          13.3  Cumulative Remedies.  Prior to or following the Closing, each
                -------------------
and every one of the rights, benefits and remedies provided to Buyer by this Agreement, or any instrument or documents executed pursuant to this Agreement, are cumulative, and shall not be exclusive of any other of said rights, remedies and benefits allowed by law or equity to Buyer including the right to bring an action for specific performance. From and after the Closing, each and every of the rights, benefits and remedies provided to the Partners by this Agreement, or any other documents or agreements delivered at, or in connection with, the Closing shall be cumulative and shall not be exclusive of any other of said rights, remedies and benefits allowed under this Agreement or such other documents or agreements; provided, however, it being expressly agreed that the Partners' sole remedy in the event of a breach of this Agreement by Buyer shall be to receive the Deposit as liquidated damages and not as a penalty.

          13.4  Pronouns; Time.  All pronouns and any variations thereof shall
                --------------
be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require. If any period or time set forth in this Agreement ends or occurs on a day which is not a Business Day, then such period or time shall instead end on the next immediately following Business Day.

          13.5  Exhibits.  The Exhibits and Schedules enumerated herein are
                --------
attached hereto. When attached to this Agreement, the Exhibits and Schedules are hereby made a part of this Agreement as fully as if set forth in the text hereof.

          13.6  Headings.  The title and headings of the various Sections hereof
                --------
are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

          13.7  Invalidity.  If any of the provisions of this Agreement or the
                ----------
application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be effected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          13.8  Attorneys' Fees.  In the event of any litigation between the
                ---------------
parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay the successful party all costs and expenses, including reasonable attorneys' fees, incurred hereby by the successful party, all of which may be included in and as part of the judgment rendered in such litigations.

          13.9  Entire Agreement.  The terms of this Agreement are intended by
                ----------------
the parties as a final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Agreement. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

          13.10  Successors.  All the terms, covenants and conditions hereof
                 ----------
shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

          13.11  Counterparts.  This Agreement may be executed in several
                 ------------
counterparts each of which shall be an original, but all of such counterparts shall constitute one such Agreement.

          13.12  Confidentiality.  Until Closing, Buyer and its partners,
                 ---------------
attorneys, agents, employees and consultants will treat the information disclosed to it by the Partners and marked as confidential information, giving it the same care as Buyer's own confidential information, and make no use of any such confidential information not independently known to Buyer except in connection with the transactions contemplated hereby. In the event of any termination of this Agreement in accordance with its terms, Buyer shall promptly return copies of all such confidential information to the Partners. In addition, the parties shall agree to any press release to be issued regarding this transaction, and except as required by applicable law, neither party shall issue any such release or make any statement to the media without the other party's consent, which shall not be unreasonably withheld.

          13.13  Force Majeure.  The time for performance of either Buyer's or
                 -------------
the Partners' obligations hereunder shall be extended for a period equal to any delays in the performance of that party's obligations caused by acts of God, labor disputes, strikes, weather conditions, riots, storms, delays or unavailability of supplies, breach by the Partners' contractor or subcontractors, or any other causes beyond Buyer's or the Partners' reasonable control, as the case may be (collectively, "Force Majeure Events"); provided, however, lack of funds or willful acts of a party shall not constitute a Force Majeure Event hereunder. Further, it shall be a condition to any extension of the time for a party's performance hereunder that such party notify the other party within five (5) Business Days following the occurrence of the Force Majeure Event. In the event any such delays shall cause or are reasonably likely to cause the Closing Date to extend six (6) months beyond October 31, 1998, then either party shall have the right to terminate this Agreement.

          13.14  Time of the Essence.  Time is of the essence in this Agreement.
                 -------------------

          13.15  Indemnification by the Partners.  From and after the Closing,
                 -------------------------------
the Partners shall indemnify, defend and hold harmless Buyer and its respective Affiliates, members, partners, employees, representatives and agents, and their respective successors and assigns (collectively, the "Indemnified Buyer Persons") from and against any and all claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements, awards, penalties, costs or expenses, including, without limitation, reasonable attorneys' fees and expenses ("Losses") incurred or suffered by any Indemnified Buyer Person that results from, relates to or arises out of (a) claims (excluding, however, claims that are actually known to Buyer prior to the Close of Escrow) made by any Tenant or Anchor under the Leases, any Party to the REA under the REA, or by any Party under those Service Contracts assigned to Buyer, that relate to any actions or events first occurring, or obligations first accruing, prior to the Closing Date, (b) any event, occurrence or accident at any time prior to the Closing Date relating to the

Property or the Partnership excluding events, occurrences or accidents not covered by insurance and actually known to Buyer, or (c) the Pending Claims as are more particularly described on Exhibit "X" attached hereto. This Section
13.15 shall survive the Close of Escrow. Claims against the Partnership or the Property arising from CAM charges, Rentals, any construction contract or service agreement or operations expenses shall be borne by the Partners regardless of any knowledge of Buyer.

          13.16  Breach of Contract.  Notwithstanding anything to the contrary
                 ------------------
contained in this Agreement, in the event of any breach or inaccuracy of any representation or warranty made by the Partners in this Agreement or in the Partners' Closing Documents, or in the event of any breach or non-fulfillment by the Partners of any of the covenants or agreements of the Partners contained in this Agreement or the Partners' Closing Documents, Buyer shall have the right, in addition to any other rights or remedies provided in this Agreement, to bring an action for breach of contract and for damages against the Partners.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below and is effective as of the latter.

                    THE PARTNERS:
                    ------------

                    GROSVENOR INTERNATIONAL (WESTCOAST ESTATES)
                    LIMITED, a California corporation


                    By:  ______________________________
                    Its:  ______________________________


                    By:  ______________________________
                    Its:  ______________________________


                    P.I.C. INVESTMENTS, a Nevada corporation


                    By:  ______________________________
                    Its:  ______________________________


                    By:  ______________________________
                    Its:  ______________________________

                    BUYER:
                    -----

                    NORTHBROOK COURT I L.L.C., a Delaware limited liability company

                    By:  NORTHBROOK COURT, INC., a Delaware corporation, a
                         member


                         By:  _____________________________
                              Joel Bayer, Vice President


                    By: GGP LIMITED PARTNERSHIP, a Delaware limited partnership, a member

                         By: GENERAL GROWTH PROPERTIES, INC., a Delaware corporation, its general partner


                              By:   ___________________________
                                    Joel Bayer
                                    Vice President-Acquisitions


                    NORTHBROOK COURT II L.L.C., a Delaware limited liability company

                    By:  NORTHBROOK COURT, INC., a Delaware corporation, a
                         member


                         By:  _____________________________
                              Joel Bayer, Vice President


                    By: GGP LIMITED PARTNERSHIP, a Delaware limited partnership, a member

                         By: GENERAL GROWTH PROPERTIES, INC., a Delaware corporation, its general partner


                              By:   ___________________________
                                    Joel Bayer
                                    Vice President-Acquisitions

                             PARTNERSHIP AGREEMENT
                             ---------------------







                                  EXHIBIT "A"

                                 REAL PROPERTY
                                 -------------







                                  EXHIBIT "B"

                    LEGAL DESCRIPTION OF OPERATING AGREEMENT
                    ----------------------------------------
                                NORTHBROOK COURT
                                ----------------


The Operating Agreement by and among Carter Hawley Hale Stores, Inc. ("Neiman"), Sears, Roebuck and Co. ("Sears"), Adcor Realty Corporation ("Lord & Taylor") and Homart, was recorded June 24, 1975 as Document No. 23,126,333, re-recorded September 12, 1975 as Document No. 23,219,179, re-recorded January 9, 1976 as Document No. 23,349,231 and filed November 18, 1975 as Document No. LR-2,841,284 and was amended by "First Amendment to Operating Agreement" recorded March 4, 1976 as Document No. 23,406,570 and filed April 2, 1976 as Document No. LR-2,882,028 which amendment was corrected by an instrument entitled "Correction to First Amendment to Operating Agreement" recorded May 7, 1976 as Document No. 23,477,882 and re-recorded May 20, 1976 as Document No. 23,492,076 and filed May 20, 1976 as Document No. LR-2,870,558 and was further amended by "Second Amendment to Operating Agreement" recorded August 30, 1978 as Document No. 24,607,414 and filed August 30, 1978 as Document No. LR-3,043,161, by and among Neiman, Sears, Lord & Taylor, Federated Department Stores, Inc. (I. Magnin) and Developer and was supplemented by the "Supplement to Second Amendment" recorded August 30, 1978 as Document No. 24,607,415 and filed August 30, 1978 as Document No. LR-3,043,162 and was further amended by "Third Amendment to Operating Agreement" recorded January 26, 1984 as Document No. 26,945,586 and filed January 25, 1984 as Document No. LR-3,352,289, by and among Neiman, J. C. Penney Properties, Inc. ("Penney"), I. Magnin, Lord & Taylor and Homart and as further amended by a letter agreement dated June 6, 1988, and by a letter agreement dated May 2, 1991 regarding Magnin Properties lease termination; and as amended by "Fourth Amendment to Operating Agreement" dated as of February 1, 1994, and recorded October 6, 1995 as document 95681401 by and among Neiman, Lord & Taylor, Field and Developer.









                                  EXHIBIT "C"

                                 RENT SCHEDULE
                                 -------------








                                  EXHIBIT "D"

                         INVENTORY OF PERSONAL PROPERTY
                         ------------------------------










                                  EXHIBIT "E"

                               SERVICE CONTRACTS
                               -----------------



1.   Wilder Company Management Agreement

2.   Contracts relating to 1998 Capital Expenditures Contracts:

     a.

     b.

     c.

     d.

3.   Norcress & Crane Retainer Agreements






                                  EXHIBIT "F"

                           PIC PARTNERSHIP ASSIGNMENT
                           --------------------------







                                  EXHIBIT "G"

                        GROSVENOR PARTNERSHIP ASSIGNMENT
                        --------------------------------








                                  EXHIBIT "H"

                      FORM OF TENANT ESTOPPEL CERTIFICATE
                      -----------------------------------



TO:  Westcoast Estates ("Landlord")
     c/o Grosvenor International (Atlantic) Limited
     1701 Pennsylvania Avenue, N.W.
     Suite 1050
     Washington, D.C.  20006
     Attn:  John R. Flavin

     and

     Northbrook Court I L.L.C.
     Northbrook Court II L.L.C. (jointly "Purchaser")
     c/o General Growth Properties, Inc.
     55 West Monroe, Suite 3100
     Chicago, IL  60603-5060
     Attn:  Joel Bayer

     Re:  ______________________________________ (Tenant) d/b/a
          ____________________ Northbrook, Illinois ("Real Property")

Gentlemen:

     The undersigned tenant ("Tenant") certifies to Landlord and Purchaser that Tenant and Landlord entered into a written Lease dated ________________ (the "Lease") in which Landlord leased to Tenant and Tenant leased from Landlord premises located in the Northbrook Court Shopping center commonly known as __________________________ (the "Premises"):

     1. A true and complete copy of the Lease and all amendments thereto is attached hereto as Exhibit "A". The Lease has not been supplemented, amended, modified, extended, renewed, assigned or superseded since its original execution except as follows:.

          ___________________________________________________
          ___________________________________________________
          ___________________________________________________

     2. The Lease is a valid lease, duly authorized and executed by Tenant and is in full force and effect. Tenant is in full and complete possession of the Premises and has commenced occupancy and use of the Premises, and Tenant's obligation to pay rent has commenced and that Tenant is paying monthly installments of Annual Fixed Minimum Rent of $_____________.





                                  EXHIBIT "I"

     3. To the best of Tenant's knowledge, there are no defaults on the part of Landlord under the Lease and there are no breaches of the Lease by Landlord which if not cured by the Landlord in a timely manner will constitute a default by Landlord.

     4. There are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease, terminating the term, leasing additional space, reducing existing space or purchasing any portion of the Real Property, except as expressly set forth in the Lease attached hereto.

     5. No litigation or arbitration or other proceeding presently exists between Landlord and Tenant, over the Lease or the performance of the terms thereto, except as follows:

          ___________________________________________________
          ___________________________________________________
          ___________________________________________________

     6. Landlord has completed all tenant improvement obligations and conditions under the Lease to be satisfied and performed to date by Landlord and Landlord has complied with and completed all construction and provided all parking required by the Lease. Landlord has no current obligations to pay for any tenant improvements or to provide any other inducements for the benefit of Tenant, except as follows:

          ___________________________________________________
          ___________________________________________________
          ___________________________________________________

     7. No rental or other payment has been made in connection with the Lease more than 30 days in advance, except rental for the current month there is no "free rent" or other concession under the remaining term of the Lease including, without limitation, payment by Landlord for tenant improvements or moving costs, and the rent has been paid to and including ________________, 1998.

     8. A security deposit is being held by Landlord in the amount of $___________.

     9. Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the Lease.

     10. To the best of Tenant's knowledge, Tenant does not use, nor has Tenant disposed of, hazardous materials in violation of environmental laws on the Real Property or the Premises.

     11.  There are no bankruptcy actions pending against Tenant.

     12. Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease relating to the period from and after the date hereof. Landlord has not provided financing for or made loans or advances to Tenant except for ________________.

     13. Tenant has not received any notice from any governmental authority of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the Real Property or the Premises.

     14. This certification is made with the understanding that Purchaser, Landlord and a lender (the "Lender") making a loan to Purchaser secured by the Real Property are relying upon the representations herein made in its determination to purchase the Real Property or make the Loan, as the case may be, and that the undersigned and the person(s) executing this certification on behalf of the undersigned have the power and authority to render this certification.

     IN WITNESS WHEREOF, Tenant has duly executed this Estoppel Certificate this ____ day of _______________, 1998.

                              [TENANT NAME]

                              By:_____________________________
                                    Name:______________________
                                    Title:_____________________

                   FORM OF THE PARTNERS' ESTOPPEL CERTIFICATE
                   ------------------------------------------



     ______________________________ ("Purchaser")
     ______________________________
     ______________________________
     ______________________________

     Re:  Lease Between ____________________________, as landlord ("Landlord"), and ____________________________ as tenant ("Tenant") dated
          _______________________.

Gentlemen:

     Grosvenor International (Westcoast Estates) Limited and P.I.C. Investments (jointly, the "Partners") hereby certificate as follows to and for the benefit of the above-named Purchaser, its successors and assigns, and any lender providing financing to Buyer which is secured by a lien on the Property of which the Premises are a part.

     1. A true and complete copy of the Lease and all amendments thereto is attached hereto as Exhibit "A". The Lease has not been supplemented, amended, modified, extended, renewed, assigned or superseded since its original execution, and there do not exist any other agreements concerning the space rented under the Lease, whether oral or written, between Landlord and Tenant, except as follows:

          ____________________________________________________
          ____________________________________________________
          ____________________________________________________

     2. The Lease is duly authorized and executed by Landlord and is in full force and effect. Tenant is in possession of the Premises and has commenced occupancy and use of the Premises, and Tenant's obligation to pay rent has commenced and that Tenant is paying monthly installments of Annual Fixed Minimum Rent of $____________________.

     3. Tenant has not notified Landlord that Landlord is in default under the Lease and to the best of Landlord's knowledge there are no events that have occurred that, with the giving of notice or passage of time or both, would result in a default by Landlord thereunder. Tenant has not notified Landlord of any claim against Landlord under the Lease that could be set off against accruing rentals or could be a defense against enforcement of the Lease by Landlord.

                                  EXHIBIT "J"

     4. No litigation or arbitration presently exists between Landlord and Tenant, over the Lease or the performance of the terms thereto, except as follows:

          ____________________________________________________
          ____________________________________________________
          ____________________________________________________

     5. To the best of the Partners' knowledge, all work required to be performed by the Landlord under any of the Lease Documents has been completed in accordance with the terms of the applicable Lease Documents, all allowances and payments owing by the Landlord to the Tenant for any tenant improvement work or for any other concessions or inducements payable by Landlord to Tenant in respect of the Lease have been paid to or as directed by the Tenant, and the Landlord has no further obligations under the Lease to make any alterations or improvements to the Premises except ____________________________. (If none, write "none".) All brokerage and finders fees and leasing commissions payable by Landlord for or with respect to the Lease have been paid in full.

     6. No rental or other payment has been made in connection with the Lease more than 30 days in advance, except rental for the current month, and there is no "free rent" except as follows: ____________________
________________________________________________________________.

     7. A security deposit is being held by Landlord in the sum of $______________.

     8. Landlord has not sold, transferred, assigned, hypothecated or pledged the Lease or the rents to be paid under the terms of the Lease.

     9. To the best of Landlord's knowledge, Tenant does not use, nor has Tenant disposed of, hazardous materials in violation of environmental laws on the Real Property or the Premises.

     10. Landlord has received no notice that there are actions, voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

     11. Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease relating to the period from and after the date hereof.

     12. Landlord has not received any notice from any governmental authority of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the Premises.

     13. This certification is made with the understanding that both Purchaser and Lender are relying upon the representations herein made in its determination to purchase the Real Property or make the Loan, as the case may be, and that the undersigned and the person(s) executing this certification on behalf of the undersigned have the power and authority to render this certification.

     14. Notwithstanding anything to the contrary set forth in this Certificate, all obligations and liabilities of the undersigned to any person or entity arising under or by virtue of this Certificate shall terminate without further action of the undersigned, Purchaser or any lender, or any successor or assign of Purchaser or such lender, upon the delivery to Purchaser of an estoppel certificate duly executed by the Tenant substantially in the form of Exhibit "I" to that certain Agreement and Contract of Sale and Escrow Instruction, dated _____________________, 1998 (the "Agreement"), between the undersigned and Buyer, which meets the requirements of Section 2.3(b)(vii) of the Agreement with respect to the content of such estoppel certificate; and following such delivery, no claim shall be made against the undersigned on account of any certificates or other matters set forth in this Certificate.

This Certificate is executed on ________________,  1998.

                              GROSVENOR INTERNATIONAL (WESTCOAST ESTATES)
                              LIMITED, A CALIFORNIA CORPORATION


                              By:   _____________________________

                              Its:  _____________________________


                              By:   _____________________________

                              Its:  _____________________________


                              P.I.C. INVESTMENTS, a Nevada corporation



                              By:   _____________________________

                              Its:  _____________________________


                              By:   _____________________________

                              Its:  _____________________________

                      FORM OF ANCHOR ESTOPPEL CERTIFICATE

              (for Marshall Fields (Dayton Hudson), Lord & Taylor
                  (May Department Stores), and Neiman Marcus),


                                                          _______________, 199__


[GGP ENTITY]
c/o GGP Management, Inc.
55 W. Monroe
Suite 3100
Chicago, Illinois  60603
Attn:  Joel Bayer

Ladies and Gentlemen:

     The undersigned [Insert name of Anchor], a corporation organized and
                      ---------------------
existing under the laws of the State of ____________________, is a party to a certain Reciprocal Easement Agreement which is more particularly described on Exhibit "A" (the "REA").

     The undersigned has been advised that [GGP ENTITY] or its affiliate (collectively "Purchaser" may acquire the Westcoast Estates interest in Northbrook Court Shopping Center (as such term is defined in the REA) located in Northbrook, Illinois (the "Property"). The undersigned does hereby state and disclose for the benefit of Purchaser and any prospective lender(s) financing such acquisition by Purchaser:

     1. The REA contains the entire agreement between the parties thereto with respect to the matters set forth therein and no side or separate agreements not referred to above exist between such parties with respect to the Property or the REA.

     2. The REA is in full force and effect and has not been modified, amended, supplemented or changed, except as described on Exhibit "A".

     3. To the best knowledge of the undersigned, there are no defaults by any party in the performance of any covenant, agreement, term or condition contained in the REA, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default under the REA or give rise to a right on the part of the undersigned to reduce its obligations thereunder. The undersigned has neither given nor received any notice of any such default or occurrence.

                                  EXHIBIT "K"

     4. The undersigned has claims no set-off or counterclaim against Westcoast Estates under the REA.

     5. The undersigned's department store on the Property opened for business on ________________, 19__ and is open for business as of the date of this Estoppel Certificate.

     6. No petition in bankruptcy or petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, or liquidator with respect to the undersigned or a substantial portion of the undersigned's property, or any reorganization, arrangement, liquidation, dissolution, or similar relief under the Federal Bankruptcy Code or any state law has been filed by or against the undersigned.

     7. The undersigned has no right to receive and Westcoast Estates under the REA has no obligation to pay or deliver, which has not yet been paid or delivered, any inducement to construct, occupy or operate its building on the Property or to perform its obligations under the REA.

     8. The undersigned acknowledges that it has been advised that Purchaser may acquire Westcoast Estates' interest in the Property and, in such event, that Purchaser would reasonably rely upon the statements contained herein in making such acquisition.

     9. Consent of the undersigned to the transfer of Westcoast Estates' interest in the Property and the assignment of the REA to Purchaser either is not required or has been given and such transactions will not presently or with the passage of time or giving of notice, or both, constitute a default under the REA.

     IN WITNESS WHEREOF, this Estoppel Certificate has been duly executed as of the date first above written.


                              [Insert name of Undersigned Anchor]


                              By:   _____________________________
                                    Name:________________________
                                    Title:_______________________

                               FIRPTA CERTIFICATE
                               ------------------

                                  EXHIBIT "L"

                          OPINION OF PARTNERS' COUNSEL
                          ----------------------------

                                  EXHIBIT "M"

                           OPINION OF BUYER'S COUNSEL
                           --------------------------

                                  EXHIBIT "N"

                             MECHANICS LIEN CLAIMS
                             ----------------------

                                  EXHIBIT "O"

                                TITLE COMMITMENT
                                ----------------

                                  EXHIBIT "P"

                                 PENDING LEASES
                                 --------------


                                  EXHIBIT "Q"

                              MANAGEMENT AGREEMENT
                              --------------------

                                  EXHIBIT "R"

                         LEASING COMMISSION OBLIGATION
                         -----------------------------

                                  EXHIBIT "S"

                      1998 CAPITAL EXPENDITURES STATEMENT
                      -----------------------------------

                                  EXHIBIT "T"

                        SCHEDULE OF REPORTS AND STUDIES
                        -------------------------------

                                  EXHIBIT "U"

                       SCHEDULE OF REGULATORY COMPLIANCE
                       ---------------------------------

                                  EXHIBIT "V"

                            ENVIRONMENTAL DISCLAIMER
                            ------------------------


None

                                  EXHIBIT "W"

                                ASBESTOS REPORTS
                                ----------------

                                  EXHIBIT "X"

                               PENDING LITIGATION
                               ------------------


                                  EXHIBIT "Y"